Exhibit 10.4
OFFICE LEASE AGREEMENT
BY AND BETWEEN
WISCONSIN PLACE OFFICE LLC
AND
CAPITALSOURCE FINANCE LLC
WISCONSIN PLACE
5404 WISCONSIN AVENUE
CHEVY CHASE, MARYLAND

LEASE
     THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the 27th day of April, 2007 (the “Effective Date”) by and between Wisconsin Place Office LLC, a Delaware limited liability company (“Landlord”), and CapitalSource Finance LLC, a Delaware limited liability company (“Tenant”).
     A. WP Project Developer LLC, a Delaware limited liability company (the “Fee Owner”), is the owner of fee simple title in and to a certain parcel of land described as the Project Developer Parcel in that certain Construction, Operation and Reciprocal Easement Agreement dated August 2, 2004 (as the same may be amended from time to time, the “REA”) between WP Owner Trust, a Delaware statutory trust (“Owner Trust”), the predecessor-in-interest to Fee Owner, and The May Department Stores Company, a New York corporation.
     B. Pursuant to the REA, the Project Developer Parcel is being developed as a mixed use development consisting of certain improvements (including a below-grade parking structure) and a Retail Component, a Residential Component and an Office Component, all as more particularly defined and described in the REA (collectively the “Project”).
     C. Pursuant to that certain Development Ground Lease dated August 2, 2004 between Owner Trust and Landlord (as the same may be amended from time to time, the “Ground Lease”), Fee Owner leases certain real property described on Exhibit A attached hereto (the “Land”) to Landlord, and Landlord intends to construct an office building (the “Building”) on the Land. The Building (which will include office and retail space) is the “Office Component”, as defined in the REA.
     D. The Building, known as Wisconsin Place and located at 5404 Wisconsin Avenue, Chevy Chase, Maryland, will contain a total of Three Hundred Fifty Thousand Four Hundred Thirteen (350,413) gross square feet, of which approximately Three Hundred Five Thousand (305,000) gross square feet will be office space (the “Office Portion”) and Forty-Five Thousand Four Hundred Thirteen (45,413) gross square feet will be retail space, which is defined as “Retail C” and “Retail D” under the REA (the “Retail Portion”).
     E. Tenant desires to lease space in the Building from Landlord, and Landlord is willing to lease space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.
     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:

ARTICLE I
THE PREMISES
     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, a total of One Hundred Sixty Thousand Six Hundred Thirty-Four (160,634) square feet of rentable area, comprising Fifty-Six Thousand Four Hundred Seventy-Eight (56,478) square feet of rentable area on the second (2nd) floor, and Twenty-Six Thousand Thirty-Nine (26,039) square feet of rentable area on each of the eighth (8th), ninth (9th), tenth (10’th) and eleventh (11th) floors of the Building (“Premises”). The location and configuration of the Premises are outlined on Exhibits A-l (second floor) and A-2 (floors 8-11) attached hereto and made a part hereof.
     1.2 (a) The lease of the Premises includes the non-exclusive right to use (a) certain specified common and public areas within the Building as more particularly shown on Exhibit A-3 attached hereto and made a part hereof (the “Office Common Areas”) that are designated for common use by tenants and occupants of the Office Portion of the Building, provided, however, Tenant shall not have the right to use certain designated areas as shown on Exhibit A-3; (b) certain specified common and public areas within the Building as more particularly shown on Exhibit A-4 (the “Building Common Areas”) that are designated for common use by tenants and occupants of both the Office Portion and the Retail Portion of the Building; and (c) all of the Common Areas and Common Area Improvements (as such terms are defined in the Ground Lease) with respect to the Project (collectively, the “project Common Areas”) to the extent that Landlord has the right to use, and to permit others to use, such Project Common Areas pursuant to the Ground Lease (and subject to the same restrictions and conditions set forth in the Ground Lease applicable to Landlord’s use of such Project Common Areas), but includes no other rights not specifically set forth herein. Tenant shall not have any right to use any of the common and public areas within the Building that are not specifically designated as Office Common Areas or Building Common Areas. The lease of the Premises also is subject to any covenants, conditions and restrictions (i) set forth in the Ground Lease, and (ii) of record (including, without limitation, the REA). In the event of any conflict between the terms of this Lease and the REA, such conflict shall be resolved in favor of the REA. Tenant has reviewed the REA and the Ground Lease as existing on the date hereof. Landlord hereby represents that none of the provisions of the REA or the Ground Lease will now or in the future (notwithstanding the occurrence or non-occurrence of any events and/or the passage of time) materially impair Tenant’s rights under this Lease or Tenant’s ability to utilize the Premises, the Terrace, the garage, and the interior of the Building for the purposes described in this Lease; provided, however, that the Ground Lease and the REA have existing provisions that may affect the use of the common areas of the Project, the use of the garage, exterior signage on the Building, or other matters that affect the Project and the exterior of the Building. Landlord hereby covenants that Landlord will not, without Tenant’s consent, agree to any amendments or revisions to the Ground Lease or the REA that would impair Tenant’s ability to utilize the Premises, or adversely affect Tenant’s ability to use the Building, the Terrace, or the garage for the purposes described in this Lease for the Term, restrict Tenant’s ability to design and construct is signage as contemplated hereunder, or modify or conflict with any of the provisions contained in this Lease. Landlord has obtained all necessary approvals under the REA and the Ground Lease for Tenant’s signage, provided that it is consistent with the requirements indicated in Exhibit G.

           (b) In the event Tenant elects, at its option, to construct an outdoor terrace on the roof of the portion of the Building known as “Retail C” adjacent to the Premises (the “Terrace”), then Tenant shall have the exclusive right to use the Terrace. In such event construction shall be at Tenant’s sole cost and expense (subject to the application of the’ Allowance in accordance with Exhibit B), and shall be completed as part of the Leasehold Work in accordance with approved Leasehold Plans and the other provisions of Exhibit Q and/or shall be completed thereafter as an Alteration. During the Lease Term, Landlord shall not lease, license or utilize the Terrace or place or permit the placement of any signage on any portion of the Building façade immediately overlooking the Terrace. The Terrace shall be deemed to be part of the Premises for all purposes of this Lease, except that (x) the Terrace shall not be included as part of the rentable area of the Premises for purposes of determining the Base Rent or Tenant’s Proportionate Share of Operating Charges or Real Estate Taxes, (y) Landlord shall not be obligated to perform any alterations or improvements, or to provide any allowance, to or for the Terrace other than the roof pavers, drains, railings and light fixtures that are identified in the plans for the Base Building Work, and (z) Landlord shall not be obligated to furnish any services to the Terrace, other than electricity and water suitable for use of the Terrace the cost of which shall be borne by Tenant. In addition, the pavers, drains, railings and light fixtures associated with the Terrace shall be included as part of the Base Building Modifications in the Work Letter. Tenant’s use of the Terrace shall be subject to reasonable rules and regulations established from time to time by Landlord for the protection (which term shall include protection from physical harm as well as protection from unreasonable noise, odors, debris and unsightliness that are not consistent with a Class A mixed-use development) of the Building the Project and the other tenants therein. Tenant shall not place any furniture or other items on the Terrace without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be permitted to install any fixtures or permanently affix any items on or to the Terrace without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, it being understood and agreed that Tenant may install any such items that are shown on Tenant’s Leasehold Plans which have been approved by Landlord in accordance with Exhibit B. Tenant shall be responsible for cleaning and maintaining all elements of the Terrace and shall be responsible for taking all diligent efforts to prevent trash or debris from falling or escaping from the Terrace. In the event Tenant uses or permits the use of all or any portion of the Terrace in violation of any condition or provision of this Section or any other condition or provision of this Lease or in any manner that causes damage to the Building or interferes with any other tenant’s business operations, Landlord shall give notice of such violation(s) to Tenant. In the event Landlord gives notice of such violations and Tenant does not take appropriate action to cure such violation(s) (including without Limitation, diligently attempting to enforce such standards with respect to Tenant’s employees and Invitees) within ten (10) days after any such notice, then Landlord may send Tenant a follow-up notice with bold type indicating that failure of Tenant to take appropriate action to cure the violation(s) may result in the forfeiture of Tenant’s right to use the Terrace, and if Tenant fails to take appropriate action to cure the violation(s) within ten (10) days after such follow-up notice, then Landlord shall have the right in addition to all other rights and remedies available to Landlord under this Lease, to revoke Tenant’s right to use the Terrace. Furthermore, if Landlord has given notice of Tenant’s violation of the provisions of this Section more than three (3) times within any twelve (12) month period (even if such violations are cured within the foregoing ten (10) day period), then Landlord shall have the right in addition to all other rights and remedies available to Landlord under this Lease, to revoke Tenant’s right to use the Terrace. In addition, in the event Tenant fails to clean and maintain the Terrace, and such failure continues for ten (10) days after Landlord gives notice of such failure to Tenant then Landlord shall have the right to provide such cleaning and/or maintenance services and Tenant shall reimburse Landlord for the cost thereof within ten (10) days of demand therefor.
     1.3 The rentable area in the Premises and the Building have been calculated in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-1996 (“BOMA”), pursuant to the BOMA measurement table attached hereto as Schedule 1.3. The rentable area of the Premises has been conclusively determined between Landlord and Tenant, and shall not be subject to further modification or remeasurement (except in the case of an occurrence, such as casualty, condemnation, expansion or contraction, that results in a change in the amount of space constituting the Premises).
ARTICLE II
TERM
     2.1 All of the provisions of this Lease shall be in full force and effect from and after the Effective Date. The term of this Lease (“Lease Term”) shall be for one hundred eighty (180) full calendar months, commencing on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and continuing for a period of one hundred eighty (180) full calendar months thereafter, unless such Lease Term shall be terminated earlier in accordance with the provisions hereof or shall be extended in accordance with the provisions of Rider No. 1 to this Lease. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of one hundred eighty (180) full calendar months thereafter. The term “Lease Term” shall include any and all renewals and extensions of the term of the Lease.
      2.2 (a) Subject to Tenant Delay (as defined in Exhibit B), the Lease Commencement Date shall be the earlier to occur of (i) the date on which Landlord substantially completes the Phase I Leasehold work (as defined in Exhibit B) in accordance with the provisions of Exhibit E, but in no event earlier than the Anticipated Substantial Completion Date (defined in Section 2.3(a)), or (ii) the date on which Tenant commences beneficial use of Phase I (as defined in) of the Premises. Tenant shall be deemed to have commenced beneficial use of Phase I of the Premises when Tenant begins the conduct of its customary business in Phase I of the Premises. Tenant and its contractors shall be allowed access to any floor of the Premises as well as the Office Common Areas and the Building Common Areas thirty (30) days prior to the anticipated date of substantial completion of the Phase I Leasehold Work in the Premises (or earlier, if appropriate and reasonably approved by Landlord) for the purpose of installing Tenant’s computers, telephones or other special equipment and fixtures, and to perform other related activity (including, without limitation, installation and testing of Tenant’s network operations center, data/telecom systems, and backup power facilities), and such installation and related activity shall not be considered the commencement of beneficial use of any portion of the Premises by Tenant. Notwithstanding the foregoing, (i) in the event such access by Tenant’s contractors prior to substantial completion of the Phase I Leasehold ‘Work would cause any delay in the completion of the Phase I Leasehold Work, then the completion of the Phase I Leasehold Work shall take priority; and (ii) if Landlord is delayed in completing the Phase I Leasehold Work as a result of any Tenant Delay, then for purposes of determining the Lease Commencement Date, the Phase I Leasehold Work shall be deemed to have been substantially completed on the date that the Phase I Leasehold Work would have been substantially completed if such Tenant Delay had not occurred. In the event that delivery of possession of the Premises to Tenant with the Base Building Work and Phase I Leasehold Work substantially complete is delayed, regardless of the reasons or causes of such delay, except as otherwise provided in Section 2.3 below, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to this Section 2.2 (a. Furthermore, Landlord shall not have any liability whatsoever to Tenant on account of any such delay, except as otherwise set forth herein. Any Phase of the Leasehold Work shall be deemed to be substantially complete when (x) the Phase I Leasehold Work or Phase II Leasehold Work, as applicable, has been completed in conformity in all material aspects with the Phase I Leasehold Plans or Phase II Leasehold Plans (as such terms are defined in Exhibit B), as applicable, as certified by Tenant’s architect in its professional judgment, except for long-lead specialty items and punchlist items (as defined in Section 9 of Exhibit B), and (y) Tenant may lawfully occupy the applicable portion of the Premises.
     (b) All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof, shall apply to and be effective during any period of occupancy or access to the Premises by Tenant prior to the Lease Commencement Date, except for Tenant’s obligation to pay any Base Rent or Additional Rent attributable to Operating Expenses or Real Estate Taxes.
     (c) All work required to prepare the Premises for Tenant’s occupancy shall be performed in accordance with the terms of Exhibit B hereof.
     2.3 (a)(i) On or before the earlier to occur of (i) Commencement of Construction (as defined below), or (ii) January 31, 2008 (the “Completion Notice Date”), Landlord shall give notice (the “Completion Notice’) to Tenant of the date that Landlord anticipates that the Phase I Leasehold Work will be substantially completed (the “Anticipated Substantial Completion Date”), which Anticipated Substantial Completion Date shall be no earlier than fourteen (14) months and no later than eighteen (18) months after the date Landlord gives Tenant the Completion Notice. If Landlord fails to give such notice within such time period, then the Anticipated Substantial Completion Date shall be the date that is eighteen (18) months after the Completion Notice Date. In the event the Anticipated Substantial Completion Date is earlier than sixteen (16) months after the Completion Notice Date, then for any period between the Lease Commencement Date and the date that is sixteen (16) months after the Completion Notice Date, one-half (1/2) of the Base Rent (but not any additional rent) otherwise due hereunder shall be abated.

     (ii) Landlord anticipates that Commencement of Construction (as hereinafter defined) of the Building shall occur between October l, 2007 and January 31, 2008. Prior to Commencement of Construction, and upon written request of Tenant, Landlord shall give Tenant updates on when Landlord anticipates Commencement of Construction to occur. As used herein, the term “Construction Commencement Deadline” shall mean May 31, 2008; however, (i) in the event Commencement of Construction is delayed as a result of Force Majeure Delay, then the Construction Commencement Deadline shall be extended by one day for each such day of Force Majeure Delay, but in no event by more than sixty (60) days, and (ii) in the event Commencement of Construction is delayed as a result of Tenant Delay, then the Construction Commencement Deadline shall be extended by one day for each such day of Tenant Delay. In the event Commencement of Construction has not occurred on or before the Construction Commencement Deadline (as defined in, and as the same may be extended pursuant to the provisions of, this Section 2.3(b)), and an Event of Default has not occurred under this Lease, Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord. Such right of termination may be exercised by Tenant only during the period commencing on the Construction Commencement Deadline and continuing through ten (10) business days after the Construction Commencement Deadline, and if such right is not exercised by Tenant, such right shall thereafter lapse and be of no further force or effect. If this Lease is terminated pursuant to this Section 2.3(a), then neither party shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Phase I Allowance that have been expended or irrevocably committed prior to the date of such termination.
     (b) In the event the Commencement of Construction has not occurred on or before July 31, 2008 as a result of Force Majeure Delay and/or Tenant Delay and Landlord reasonably determines that Commencement of Construction cannot occur within one hundred twenty (120) days thereafter, Landlord shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Tenant. If this Lease is terminated pursuant to this Section 2.3(b), then neither party shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Allowance that have been expended or irrevocably committed prior to the date of such termination.
     (c) “Commencement of Construction” shall mean commencement of work on the structural concrete for the Building on top of the pad that constitutes the top of the parking structure by a contractor under contract to Landlord to perform such work.
     (d) Landlord anticipates that the Building will be rendered water-tight by the three hundredth (300th) day after Commencement of Construction (the “Anticipated Watertight Date”). As used herein, the term “Watertight Deadline” shall mean the date that is one hundred twenty (120) days after the Anticipated Watertight Date; however (i) in the event the Building being rendered water-tight is delayed as a result of Force Majeure Delay, then the Watertight Deadline shall be extended by one day for each such day of Force Majeure Delay, but in no event by more than sixty (60) days, and (ii) in the event the Building being rendered water-tight is delayed as a result of Tenant Delay, then the Watertight Deadline shall be extended by one day for each such day of Tenant Delay. In the event the Building has not been rendered water-tight on or before the Watertight Deadline (as defined in, and as the same may be extended pursuant to the provisions of this Section 2.3(d)), and an Event of Default has not occurred under this Lease, Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord. Such right of termination may be exercised by Tenant only during the period commencing on the Watertight Deadline and continuing through ten (10) business days after the Watertight Deadline, and if such right is not exercised by Tenant on or before ten (10) business days after the Watertight Deadline, such right shall thereafter lapse and be of no further force or effect. If this Lease is terminated pursuant to this Section, then neither party shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Phase I Allowance that have been expended or irrevocably committed prior to the date of such termination.
     (e) In the event the Building is not rendered water-tight within one hundred eighty (180) days following the Anticipated Watertight Date as a result of Force Majeure Delay and/or Tenant Delay, and Landlord reasonably determines that the Building cannot be rendered watertight within one hundred twenty (120) days thereafter, Landlord shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Tenant. If this Lease is terminated pursuant to this Section 2.3(e), then neither party shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Phase I Allowance that have been expended or irrevocably committed prior to the date of such termination.
     (f) As used herein, the term “Substantial Completion Deadline” shall mean the date that is one hundred twenty (120) days after the Anticipated Substantial Completion Date; however, (i) in the event Landlord’s substantial completion of the Phase I Leasehold Work is delayed as a result of Force Majeure Delay, then the Substantial Completion Deadline shall be extended by one day for each such day of Force Majeure Delay, but in no event by more than sixty (60) days, and (ii) in the event Landlord’s substantial completion of the Phase I Leasehold Work is delayed as a result of Tenant Delay, then the Substantial Completion Deadline shall be extended by one day for each such day of Tenant Delay. In the event Landlord fails to substantially complete the Phase I Leasehold Work on or before the Substantial Completion Deadline (as defined in, and as the same may be extended pursuant to the provisions of this Section 2.3(f), then Tenant shall have the option to terminate this Lease. In the event Tenant elects to terminate this Lease pursuant to this Section 2.3(f), such right of termination may be exercised by Tenant only during the period commencing on the Substantial Completion Deadline and continuing through ten (10) business days after the Substantial Completion Deadline, and if such right is not exercised by Tenant on or before ten (10) days after the Substantial Completion Deadline, such right shall thereafter lapse and be of no further force or effect. If this Lease is terminated pursuant to this Section 2.3, then neither parry shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Allowance that have been expended or irrevocably committed prior to the date of such termination and except for any obligations that accrued prior to the effective date of such termination and any other obligations that expressly survive termination hereunder.
     (g) In the event the Phase I Leasehold Work is not substantially completed within one hundred eighty (180) days following the Anticipated Substantial Completion Date as a result of Force Majeure Delay and/or Tenant Delay, and Landlord reasonably determines that the Phase I

Leasehold Work cannot be substantially completed within one hundred twenty (120) days thereafter, Landlord shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Tenant. If this Lease is terminated pursuant to this Section 2.3(g), then neither party shall have any further obligations or liability hereunder to the other party, except that Landlord shall be obligated to disburse to Tenant all portions of the Allowance that have been expended or irrevocably committed prior to the date of such termination.
     (h) In the event (i) Tenant does not terminate this Lease pursuant to Section 2.3(f) above, and (ii) Landlord does not terminate this Lease pursuant to Section 2.3(g) above as a result of a Tenant Delay, then Landlord agrees to reimburse Tenant for all loss, cost, damage or liability incurred by Tenant during the Applicable Accrual Period (defined below) as a result of the delay in substantially completing the Phase I Leasehold Work. The damages recoverable by Tenant shall include (without limitation) any damages or losses suffered by Tenant due to Tenant’s inability to timely vacate the premises currently occupied by Tenant at 4445 Willard Avenue, Chevy Chase, Maryland, which damages or losses may relate (without limitation) to Tenant’s inability to deliver possession of such space to an intended assignee or subtenant(s) or Tenant’s inability to surrender possession of such space to the landlord thereof if Tenant has agreed to or is otherwise obligated to surrender possession of such space to such landlord. Notwithstanding the foregoing, and subject to Section 4(f) of Exhibit B, the damages recoverable by Tenant pursuant to this Section 2.3(h) shall be subject to the Damages Cap (hereinafter defined). The “Damages Cap” shall mean (i) an overall cap of One Million Nine Hundred Thousand Dollars ($1,900,000.00) for all damages of any kind in the aggregate; and (ii) a cap on the amount of damages that can be incurred by Tenant and recovered from Landlord in any one month of Four Hundred Thousand Dollars ($400,000.00). The “Applicable Accrual Period” shall commence on the Anticipated Substantial Completion Date, unless substantial completion is delayed beyond such date as a result of (i) Force Majeure Delays, in which event the commencement of the Applicable Accrual Period shall be extended by one day for each such day of Force Majeure Delay, but in no event by more than sixty (60) days; and/or Tenant Delays, in which event the commencement of the Applicable Accrual Period shall be extended by one day for each such day of Tenant Delay. The Applicable Accrual Period shall expire on the earlier to occur of (x) the termination of this Lease pursuant to a provision other than Section 2.3(f) or (g)), or (y) the Lease Commencement Date.
     (i) If the Phase I Leasehold Work is not substantially completed within one year after the Substantial Completion Deadline for any reason, then either party shall have the right to terminate this Lease by notice delivered to the other party given prior to the date the Premises are delivered to Tenant with the Phase I Leasehold Work substantially complete; provided, however, that Landlord may terminate this Lease pursuant to this Section 2.3(i) only if Landlord is terminating all leases that Landlord has entered into with tenants or prospective tenants of the Building. If this Lease is terminated pursuant to this Section, then neither party shall have any further obligations or liability hereunder to the other party, except that (i) Landlord shall be obligated to disburse to Tenant all portions of the Allowance that have been expended or irrevocably committed prior to the date of such termination and (ii) all liabilities accruing prior to the date of such termination, including Landlord’s liabilities pursuant to Section 2.3(h) above, shall survive such termination.

     2.4 Declaration and Determination of Lease Commencement Date. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute and deliver a written declaration (the “Declaration”) setting forth, among other items, the Lease Commencement Date, the date upon which the initial term of this Lease will expire, and the other information set forth therein. The form of the Declaration is attached hereto as Exhibit D, and is made a part hereof. Any failure of the parties to execute such Declaration shall not affect the validity of the Lease Commencement Date as determined in accordance with this Section. If Tenant disagrees with the Lease Commencement Date and/or any other information set forth in the reasonably proposed Declaration delivered by Landlord to Tenant, Tenant shall have thirty (30) days from the receipt thereof to provide Landlord with notice of Tenant’s objection to such Lease Commencement Date and/or other information, and Tenant shall have thirty (30) days from the receipt of such Declaration delivered by Landlord to Tenant to provide Landlord with Tenant’s reasonable determination of what the Lease Commencement Date and/or any other information should be and any reasons therefore; however, in the event of any such dispute Tenant shall pay Base Rent based on Landlord’s determination until such dispute is resolved in accordance with this Section 2.4 (subject to Tenant’s right to receive a refund of any overpayment within thirty (30) days following resolution of such dispute). If Tenant does not notes Landlord in writing within such thirty (30) day period of any objection to the Lease Commencement Date and/or any other information set forth in the proposed Declaration and/or or fails to provide Tenant’s determination and reasons therefor within such thirty (30) day period, then Tenant shall be deemed to have waived such objection and the Lease Commencement Date and other information set forth in Landlord’s proposed Declaration shall be final and conclusive. The parties shall have ten (10) business days after Landlord receives Tenant’s reasonable determination of what the Lease Commencement Date and./or other information should be in which to agree on what such date and or other information should be. The parties shall be obligated to conduct such negotiations in good faith. If during such ten (10) business day period, the parties are unable to agree on what the Lease Commencement Date and/or other information should be, then either party may provide the other (the “Notice Recipient”) with written notice (the “LCD Dispute Notice”) thereof. To the extent the dispute rests on a determination of when the Phase I Leasehold Work was actually substantially completed (but not with respect to any other determinations such as the occurrence of a Tenant Delay or Landlord Delay), then such date shall be determined in accordance with the following procedure: Within three (3) business days following the Notice Recipient’s receipt of the LCD Dispute Notice, the parties shall appoint an independent, unaffiliated architect who shall be mutually agreeable to both Landlord and Tenant shall have at least ten (10) years relevant experience, and shall be knowledgeable in office construction in the Market Area (as hereinafter defined). If the parties are unable to agree on an architect within such three (3) business day period, then each party, within five (5) business days following the Notice Recipient’s receipt of the LCD Dispute Notice, shall appoint an independent, unaffiliated architect (with the same qualifications) and such two (2) architects shall attempt to agree on the date of substantial completion of the Phase I Leasehold Work. if within five (5) business days after their appointment such two architects are unable to agree, then the two (2) architects shall together appoint a third independent, unaffiliated architect with the same qualifications within three (3) business days after expiration of such five (5) business day period. The third (3rd) architect so appointed then shall determine, within three (3) business days after the appointment of such architect, the date of substantial completion of the Phase I Leasehold Work and the determination of such third architect shall be final and conclusive. Landlord and Tenant shall each bear the cost of its architect and shall share equally the cost of the third architect.
     2.5 For purposes of this Lease, the term “Lease Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the Lease Commencement Date and each successive twelve (12) month period, except that if the Lease Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month.
ARTICLE III
BASE RENT
     3.1 During the Lease Term, Tenant shall pay to Landlord as base rent (used interchangeably as “Base Rent” or “base rent”) for the Premises, without set off, deduction or demand (except as otherwise expressly provided in Section 3.6 of this Lease), an amount per annum equal to the product of Thirty-Four and 50/100ths Dollars ($34.50) multiplied by the total number of square feet of rentable area in the Premises as set forth in Section 1.1. (as the same may be modified in accordance with Section 1.3), which amount shall be increased as provided in Section 3.2 below and may be abated as provided in Section 2.3(a), if applicable. In addition, Tenant shall pay to Landlord along with each monthly installment of Base Rent an amount equal to the Additional Allowance Rent Payments (if applicable) as defined in Section 3.5 below and the Storage Space Rent as defined in Article XXXII below. The annual Base Rent, the Additional Allowance Rent Payments and the Storage Space Rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. If the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the Base Rent rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Lease Commencement Date.
     3.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the Lease Term, the annual Base Rent shall be increased by two and one-half percent (2.5%) of the amount of annual Base Rent payable for the preceding Lease Year. The annual Base Rent for the initial Lease term shall be as follows:

Annual Base
Rent Per
Rentable
Lease Year	Square Foot

1	$34.50
2	$35.36
3	$36.24
4	$37.15
5	$38.08
6	$39.03

Annual Base
Rent Per
Rentable
Lease Year	Square Foot

7	$40.01
8	$41.04
9	$42.04
10	$43.09
11	$44.17
12	$45.27
13	$46.40
14	$47.56
15	$48.75
     3.3 All rent shall be paid to Landlord in legal tender of the United States by wire transfer of immediately available funds pursuant to the wire instructions set forth on Schedule 3.3 attached hereto, or pursuant to such other instructions as Landlord may provide to Tenant from time to time in writing. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.
     3.4 Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord or otherwise permitted in accordance with the provisions of Article VII.
     3.5 If Tenant elects to use all or any portion of the Additional Allowance (as defined in Exhibit B attached hereto), then Tenant shall pay to Landlord as Additional Rent the total amount of (i) the Additional Allowance so accepted by Tenant in accordance with Exhibit B, and (ii) interest thereon at a fixed annual rate equal to eleven percent (11%) per annum (such amount, the “Additional Allowance Rent Payments”). Sub Additional Allowance Rent Payments shall be paid by Tenant in equal monthly installments over a fifteen (15) year period commencing on the Lease Commencement Date, and continuing for fifteen (15) years thereafter. Tenant shall pay to Landlord such monthly installments of Additional Allowance Rent Payments at the same time and in the same manner as Base Rent for the Premises is payable hereunder; provided, however, that the Additional Allowance Rent Payments shall not be subject to the annual escalations that apply to Base Rent pursuant to Section 3.2 of this Lease. The amount of the Additional Allowance and the amount of the Additional Allowance Rent Payments shall be confirmed on the declaration attached to this Lease as Exhibit D. Notwithstanding anything herein to the contrary, (i) under no circumstances shall any abatement, set off or reduction whatsoever apply to the Additional Allowance Rent Payments, and (ii) in the event this Lease is terminated prior to its scheduled expiration date, Tenant shall reimburse Landlord, not later than the termination date, for the full amount of the unamortized Additional Allowance.
     3.6 Notwithstanding anything in this Lease to the contrary, and subject to the limitation set forth below in this Section 3.6, Tenant shall have the right to offset against Base Rent any sums owed by Landlord to Tenant, if and when a final, non-appealable judgment is entered by a court of competent jurisdiction holding that Landlord owes such sums (the “Judgment Amount”) to Tenant, and Landlord fails to pay such Judgment Amount to Tenant within thirty (30) days following entry of such judgment. Tenant’s right to offset against Base Rent shall be limited to twenty percent (20%) of the Base Rent due in any particular month until the Judgment Amount is fully paid. The Judgment Amount (or any portion thereof that remains outstanding from time to time) shall bear interest at the Default Rate (as defined in Section 19.5 below) from the date judgment is entered through the date such amount is recovered by Tenant through payment or through Tenant’s exercise of its right of offset pursuant to this Section 3.6.
ARTICLE IV
ADDITIONAL RENT
     4.1 Operating Expenses and Real Estate Taxes.
          (a) Commencing on the Lease Commencement Date and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent (the “Additional Rent” or “additional rent”) for the Premises (i) Tenant’s Proportionate Share of Operating Expenses (as such terms are defined below) during any calendar year (and a pro rata share of such expenses for any calendar year falling partly within the Lease Term); and (ii) Tenant’s Proportionate Share (as defined in Section 4.1(b)) of Real Estate Taxes (as defined in Section 4.1(h)) determined in accordance with Section 4.1(h) (and a pro rata share of such Real Estate Taxes for any calendar year falling partly within the Lease Term).
          (b) “Tenant’s Proportionate Share” or “Tenant’s proportionate share” shall be that percentage which is equal to a fraction, the numerator of which is the rentable area of the Premises from time to time and the denominator of which is the rentable area of the Office Portion of the Building from time to time; however, it is understood that the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Office Portion of the Building or the deletion of space from the Office Portion of the Building; provided, however, that any such change in rentable area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease Tenant’s Proportionate Share shall increase or decrease from time to time in the event the rentable area of the Premises expands or contracts during the Lease Term (for example, by reason of casualty, condemnation, expansion or contraction). The specific obligations of Tenant with respect to Operating Expenses shall be governed by the remaining sections of this Article IV.
          (c) “Operating Expenses” shall mean the Office Common Expenses, the Building Common Expenses, and the Project Common Expenses (as such terms are hereinafter defined).

          (d) “Office Common Expenses” shall mean costs and expenses that Landlord reasonably determines to be attributable to the maintenance, repair, ownership and/or operation of the Office Portion of the Building and the Office Common Areas, including but not limited to, the costs and expenses set forth in Section 4.1(g)(l), but excluding the costs and expenses set forth in Section 4.1(g)(2).
          (e) “Building Common Expenses” shall mean the Office Portion Share (as hereinafter defined) of costs and expenses that Landlord reasonably determines to be attributable to the Building Common Areas or the entire Building that benefit the tenants and occupants of both the Office Portion and the Retail Portion of the Building. Building Common Expenses shall include (without limitation) the following expenses with respect to the Building: (A) premiums, commercially-reasonable deductibles actually incurred (provided that deductibles that are carried on a blanket policy that covers at least twenty (20) buildings shall be deemed to be commercially reasonable), and other charges for insurance applicable to the Building shell; (B) fifty percent (50%) of the cost of the maintenance, operation, repair and replacement of (x) the telephone and electric rooms shown on Exhibit J attached hereto (the “Utility Rooms”), and (y) the building shared exit corridors shown on Exhibit K attached hereto (the “Shared Exit Corridors”); (C) operation, maintenance, repair and replacement expenses for (i) the Building’s base fire alarm system (including, without limitation, the Building’s fire command center), (ii) the Building’s storm water management system, (iii) the Building’s exterior facade, (iv) exterior Building lighting systems, (v) Building Common Area lighting systems, (vi) the Building’s emergency generator and associated equipment (including associated electrical panels), (vii) the Building’s electrical switchgear and bussduct, (viii) the Building’s fire sprinkler system, water connection, sanitary sewer connection, building common exits and gas utility system, (ix) the doors listed on Exhibit L attached hereto (the “Common Doors”), and (x) the Building’s roof and exterior façade (other than cleaning, maintenance, repair or replacement of windows or doors that are not Common Doors), capital expenditures due to breakage, casualty or normal wear and tear to the extent the capital replacement cost is less than the costs of repair then immediately required and (E) Building personnel costs to the extent reasonably attributable to Building Common Areas. The “Office Portion Share” shall be that percentage which is equal to a fraction, the numerator of which is the rentable area of the Office Portion of the Building from time to time and the denominator of which is the rentable area of the Building from time to time; however, it is understood that the numbers comprising such numerator and denominator are subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building (or to the Office Portion) or the deletion of space from the Building (or the Office Portion) so that Tenant actually pays its fair share of Building Common Expenses; provided, however, that any such change in rentable area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease.
          (f) “Project Common Expenses” shall mean the Office Portion Share of the Building’s Share (as hereinafter defined) of all costs and expenses attributable to the maintenance, repair, and operation of the Project Common Areas (and appurtenant areas such as adjacent sidewalks) that would be included as “Operating Expenses” as defined in Subsection 4.1(g) below (and subject to the exclusions set forth therein) if the entire Project were part of the same parcel of Land on which the Building is located. In addition, “Project Common Expenses”

shall include all “Common Area Maintenance Costs” as defined in the excerpt from the REA attached hereto as Schedule 4.1(f). The term “Building’s Share” shall mean the share of Project Common Expenses allocated to the Building pursuant to the terms and conditions of the Ground Lease and the REA.
          (g) Operating Expenses shall include, without limitation, the costs and expenses described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below.
               (1) Included costs and expenses (which shall in all cases be net of any discounts, credits, reimbursements (other than payments of additional rent by tenants [including Tenant] pursuant to “pass-through” provisions such as this Section 4.1) and rebates received by Landlord):
                    (i) Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.
                    (ii) Insurance premiums paid by Landlord.
                    (iii) Personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters, property accountants and any other personnel related to the management, maintenance, repair and operation of the Building (“Personnel”).
                    (iv) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, windows, access control service, landscaping, snow and ice removal, management fees (such management fees shall be three percent (3%) of the rental revenues of the Building for the first ten (10) Lease Years and thereafter shall be based on prevailing market rate management fees for buildings in the Market Area managed to a comparable Class-A standard by an owner or owner-affiliate but in no event greater than five percent (5%) of the rental revenues of the Building), and air and water quality testing.
                    (v) All other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability.
                    (vi) Amortization over the Approved Period (as defined below), with interest at Landlord’s cost of borrowing, or, if the improvement is not debt financed, at the prime rate reported by the Bank of America on the date of such expenditure) for capital expenditures made by Landlord (A) to reduce operating expenses if and to the extent the annual reduction in Operating Expenses will be equal to or will exceed the annual amortization and financing costs therefor, or (B) to comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations and orders of Montgomery County, Maryland, the United States of America and any other public or quasi-public authority having jurisdiction over the Premises (collectively, “Legal Requirements”), which Legal Requirements are first applicable to the Building after the Lease Commencement Date; the “Approved

Period” shall mean the time period equal to the longest allowable useful life of the improvement permitted under generally accepted accounting principles, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may reduce such time period to the number of years that it will take to fully amortize the cost of the capital expenditure if the yearly amortization amount (including interest as aforesaid) is equal to the projected annual savings as reasonably estimated by Landlord.
                    (vii) Any other costs and expenses reasonably incurred by Landlord in maintaining or operating the Building, except as provided in (2) below.
                    (viii) The costs of any additional category of services not provided to the Building at the Lease Commencement Date, provided that Landlord shall not add any such additional category of service that will result in an additional expense to Tenant pursuant to this Section 4.1(g)(viii) of more than $30,000 per year without Tenant’s approval, which Tenant shall not unreasonably withhold, condition or delay; provided however, that Tenant’s approval shall not be required for services required by Legal Requirements or for any service relating to security of the Building or tenants if such security service is comparable to security services then typically being provided at other Class A mixed-use buildings in the Market Area.
                    (ix) Charges for concierge, access control, janitorial, char and cleaning services and supplies and for operation and maintenance of the Building and/or loading dock serving the Building.
                    (x) Personnel costs of the regional building property manager, even if such person works off-site, so long as such manager is not part of the corporate office and only if and to the extent such manager’s time is reasonably allocable to the Building.
                    (xi) Costs of maintaining on-site management or engineering offices for the Building, including, without limitation, the costs of telephone services, office equipment, including upgrades and replacements thereof, and office supplies, but excluding any cost for imputed rent or the initial furnishing of such offices.
                    (xii) Accounting expenses reasonably incurred by Landlord in calculating Operating Expenses and legal fees and expenses reasonably incurred by Landlord in connection with proceedings undertaken to reduce Operating Expenses.
                    (xiii) Capital expenditures due to breakage, casualty or normal wear and tear, if the capital expenditure is less than the cost of repair would have been.
               (2) Excluded costs and expenses:
                    (i) Principal or interest payments on, and any other charges paid by Landlord in connection with, any mortgages, deeds of trust or other financing encumbrances.

                    (ii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined) or Operating Expenses.
                    (iii) Leasing commissions and other marketing and leasing costs payable by Landlord.
                    (iv) Deductions for depreciation for the Building.
                    (v) Depreciation and amortization of capital improvements that are not deducted by Landlord in computing its federal income tax liability, except to the extent included in subsection (l) above.
                    (vi) The costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Building, including, without limitation, the cost of preparing any space in the Building for occupancy by any tenant and,/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building (including permit license and inspection fees).
                    (vii) Attorneys’ fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer’s gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan prepayment penalties, premiums, fees or charges.
                    (viii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of regional property manager or building manager of Landlord or the managing agent.
                    (ix) The costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source; it being understood that any rent payments or other payments by tenants in the nature of additional rent as provided in this Section 4.1 shall not be deemed sources of reimbursement to Landlord for such costs.
                    (x) Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements.
                    (xi) Capital expenditures due to breakage, casualty o¡ normal wear and tear, except to the extent includable pursuant to subsection (1) above.
                    (xii) Costs incurred by Landlord for the original construction and development of the Building or the Project and for the completion of any work relating to a zoning condition or requirement of any governmental agency in connection with the original approval of the construction and development of the Building or the Project.
                    (xiii) Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Building and the Project which are within Landlord’s sole and exclusive control to comply with applicable Legal Requirements, except to the extent included in subsection (1) above.
                    (xiv) Costs and expenses incurred by Landlord for services which are duplicative of any management fees paid by Landlord.
                    (xv) That portion of any Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid to an entity which is not affiliated with Landlord for the provision of the same service.
                    (xvi) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Building, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses and except as otherwise provided in subsection (l) above.
                    (xvii) Costs attributable to any “tap fees” or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building or the Project.
                    (xviii) Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses (1) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord’s insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Building, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the commercially reasonable deductible amount applicable under Landlord’s insurance policy or policies to such occurrence in any calendar year; provided, however that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.
                    (xix) Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully includable in Operating Expenses in the year of purchase.
                    (xx) Any costs actually reimbursed under the warranty of any general contractor, subcontractor or supplier and realized by Landlord.

                    (xxi) Attorneys’ fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer’s fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building.
                    (xxii) Costs and expenses of administration and management of partnership and/or limited liability company activities of Landlord.
                    (xxiii) Nonrecurring costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Building made necessary as a result of defects in design, workmanship or materials.
                    (xxiv) costs of staffing and managing parking operations in the garage; gas, water, sewer, electricity and other utility charges allocable to the garage; and costs of cleaning, lighting and signage for the garage.
                    (xxv) General corporate overhead and administrative expenses of Landlord or its managing agent that are unrelated to the operation, management, or maintenance of the Building.
                    (xxvi) costs incurred as a result of Landlord’s breach of its obligations under this Lease.
                    (xxvii) Costs and expenses attributable to any testing, investigation, management, maintenance, remediation, or removal of Hazardous Materials, other than any testing or monitoring customarily conducted by owners of buildings comparable to the Building in the ordinary course of operating and managing the same and any reasonable testing required by the holder of any mortgage encumbering the Building or the Land (except to the extent any such testing or monitoring is required as a result of Landlord’s failure to comply with its obligations under Section 6.4 hereof).
                    (xxviii) The purchase price or rental of sculptures, paintings, and other works of art (but not the reasonable costs of maintaining the same).
                    (xxix) Costs actually reimbursed by insurers or by governmental authorities in eminent domain proceedings and realized by Landlord.
                    (xxx) Costs incurred for any items to the extent Landlord recovers under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty.
                    (xxxi) Charitable or political contributions.

                    (xxxii) Costs (including costs, such as, but not limited to, attorneys’ fees and disbursements, associated with any court judgment or arbitration award obtained against Landlord) directly resulting from the breach of any other lease or agreement by Landlord, the negligence or willful misconduct of Landlord and its employees, or the gross negligence or willful misconduct of Landlord’s agents or contractors (including the costs of increased insurance premiums as a result thereof).
                    (xxxiii) Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or by the operator thereof (i.e., newsstands).
                    (xxxiv) “Takeover expenses” (i.e., expenses of another tenant or prospective tenant incurred by Landlord with respect to space located in the Building or another building of any kind or nature in connection with the leasing of space in the Building).
                    (xxxv) Accounting and legal expenses, except if and to the extent that the same are directly related to operating the Building.
                    (xxxvi) Excess personnel costs due to any overlapping of staff during a staff transition, other than the costs of staffing property management positions in anticipation of impending turnover of staff.
                    (xxxvii) the Retail Common Expenses, as hereinafter defined.
          (h) “Real Estate Taxes” shall mean (i) all real estate taxes and other impositions, including general and special assessments, and other similar taxes and assessments if any, which are imposed upon Landlord or assessed against the Office Portion of the Building and the Land upon which the Office Portion of the Building is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Office Portion of the Building or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Office Portion of the Building, which are in the nature of, or in substitution for, real estate taxes; (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein; and (iv) reasonable expenses (including attorneys’ fees) incurred in reviewing, protesting, negotiating or seeking (whether formally or informally) a reduction or abatement of Real Estate Taxes. If the entire Building (including the Retail Portion and the Office Portion) is assessed together, or if any of the buildings that may comprise the Project are assessed together, then Real Estate Taxes for the Office Portion of the Building shall be a fraction thereof, the numerator of which is the number of square feet of rentable area in the Office Portion of the Building and the denominator of which is the number of square feet of rentable area in the Building or the Project, as applicable. Real Estate Taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes. If Landlord contests the Real Estate Taxes for any calendar year, and such contest results in an increase in Real Estate Taxes for such calendar year, then Landlord shall have the right to bill Tenant for prior underpayments of Real Estate Taxes thereby resulting. If Landlord contests the Real Estate Taxes for any calendar year, and such contest results in a refund of Real Estate Taxes for such calendar year, then Landlord shall credit to Tenant Tenant’s share of such refund, net of the expenses incurred by Landlord in connection with obtaining such refund. landlord shall notify Tenant each year whether or not Landlord intends to contest the Real Estate Taxes for such year. In making a final determination whether or not to contest the Real Estate Taxes in any particular year, Landlord agrees that it will consult with Tenant and in good faith take Tenant’s wishes into account; provided, however, that the final determination whether or not to contest the Real Estate Taxes shall be made by Landlord. Landlord shall deliver to Tenant a copy of each real estate tax bill received by Landlord with respect to the Building, promptly following Landlord’s receipt thereof, and shall furnish Tenant with such supporting documentation with respect thereto or with respect to the calculation of Tenant’s Pro Rata Share of Real Estate Taxes as Tenant may reasonably request from time to time.’ Notwithstanding anything in this Article IV to the contrary, any abatement of Real Estate Taxes negotiated by Tenant in accordance with Article XXXIII below shall not be treated as a reduction in .Real Estate Taxes hereunder, but shall accrue solely to Tenant as provided in Article XXXIII.
     (i) As used above, the term “Retail Common Expenses” shall mean any cost or expense that Landlord determines to be solely attributable to the maintenance,‘ repair, ownership or operation of the Retail Portion of the Building, and any cost or expense which is incurred on behalf of or for the sole benefit of one or more retail tenants, including but not limited to, the cost of providing utilities or janitorial services to any retail tenant space.
     4.2 In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or services for any calendar year, for purposes of calculating the Additional Rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for such calendar year shall be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) and as if no tenants had separately paid for electricity or other utilities and services for such calendar year. It is the intent of this provision to permit Landlord to recover from Tenant its proportionate share of Operating Expenses attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building. In no event will Landlord recover more than one hundred percent (100%) of the actual Operating Expenses for the Building. In the event any portion of the Premises leased by Tenant hereunder is at any time vacant but is still included in the Premises, then this section 4.2 shall be applied to Tenant in an equitable manner such that Tenant pays a sum equal to the actual cost (as nearly as such cost can practicably be determined) of the utilities and services furnished to the Premises.
     4.3 Commencing on the Lease Commencement Date and at the beginning of each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of (a) the amount of Operating Expenses and Real Estate Taxes that are expected to be incurred during such calendar year, and (b) the computation of Tenant’s proportionate share of such anticipated Operating Expenses and Real Estate Taxes. Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement (provided that Tenant’s obligation to make the first of such payments shall commence on the later to occur of (x) the first day of the first month following receipt of such statement, or (y) twenty (20) days after receipt of such statement) during such calendar year an amount equal to Tenant’s proportionate share of the anticipated Operating Expenses and Real Estate Taxes multiplied by a fraction, the numerator of which is l, and the denominator of which is the number of months during such calendar year which fall entirely or partly within the Lease Term and follow the date of the foregoing statement. Landlord shall have the right, upon twenty (20) days’ notice to Tenant to adjust the estimated payments of Operating Expenses and Real Estate Taxes during any Lease Year based on Landlord’s reasonable good faith estimate of changes in such Operating Expenses and Real Estate Taxes. Within approximately one hundred twenty (120) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the actual Operating Expenses and Real Estate Taxes paid or incurred by Landlord during the immediately preceding calendar year, (ii) a computation of Tenant’s proportionate share if the Operating Expenses and Real Estate Taxes actually incurred during the preceding calendar year, and (iii) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next estimated payment or payments due under this Article IV for the then current year or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord). If Tenant’s actual liability for such amounts exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency as Additional Rent due hereunder in accordance with Section 25.16 below.
     4.4 In the event the Lease Term begins or expires on a day other than the first and last day of a calendar year, respectively, the Operating Expenses and Real Estate Taxes for such calendar year shall be apportioned by multiplying the amount of Tenant’s proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.
     4.5 All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as annual Base Rent is payable pursuant to Article III hereof.
     4.6 Tenant’s liability for its proportionate share of Operating Expenses and Real Estate Taxes described in Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenants estimated Payments on account of such Operating Expenses and Real Estate Taxes for such last calendar year over Tenant’s actual liability therefor shall survive the expiration of the Lease Term.
     4.7 Tenant shall have the right, for a period of one hundred eighty (180) days (the “Review Period”) following the receipt by Tenant of any statement required of Landlord pursuant to Section 4.3 hereof (the “Operating Expense Statement”), to cause Landlord’s books and records relating to Operating Expenses to be inspected by Tenant’s personnel or by an accountant or real estate consultant employed by Tenant on a non-contingency basis. In the event that Tenant, following such inspection, in good faith, believes that the amounts paid by Tenant to Landlord relating to Operating Expenses during any calendar year failing within the Lease Term exceeded the amounts to which Landlord was entitled hereunder and Tenant details the alleged discrepancy, in writing to Landlord, then, if Landlord disputes the existence of such discrepancy, an independent, certified public accountant designated by Tenant (which independent, certified public accountant shall be employed by a nationally or regionally recognized full-service accounting firm, or another firm reasonably acceptable to Landlord, which shall be hired by Tenant on a non-contingency basis) shall have the right, during regular business hours and after giving ten (10) days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to such Operating Expenses during the Review Period. If such audit shows that the amounts paid by Tenant to Landlord on account of such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, Landlord shall promptly refund to Tenant the amount of such excess or the amount of such credit, as the case may be. Similarly, if it is determined that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall promptly Pay to Landlord, as Additional Rent hereunder, the amount of such deficiency in accordance with Section 25.16 below. Tenant shall (and shall cause its agents to) keep the results of such audit strictly confidential and shall execute Landlord’s reasonable standard form of Confidentiality Agreement. All costs and expenses of any such audit shall be paid by Tenant except that if such audit shows that the aggregate amount of Operating Expenses (excluding Project Common Expenses and Real Estate Taxes) was overstated by Landlord by more than three percent (3%), Landlord shall reimburse tenant for the reasonable out-of-pocket costs and expenses incurred by tenant in such audit, up to a maximum of the amount of the overstatement of Tenant’s proportionate share of Operating Expenses. If such audit shows that the amounts paid by Tenant to Landlord on account of such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, then (x) after at least ten (10) days prior written notice to Landlord, for a period of sixty (60) days following the completion of Tenant’s audit Tenant may also examine in such manner Landlord’s books and records for the previous two (2) calendar years with respect solely to line items for which a discrepancy was found, and (y) Landlord shall refund to Tenant the amount of such excess or the amount of such credit, as the case may be within twenty (20) days after the date it is determined that a refund is due. Subject to the immediately preceding sentence, if Tenant does not notify Landlord in writing of any objection to the Operating Expense Statement within the Review Period, then Tenant shall be deemed to have waived any such objection, except that, in the event Landlord revises any Operating Expense Statement then Tenant shall have an additional one hundred eighty (180) day Review Period, commencing as of the date such revised Operating Expense Statement is delivered to Tenant, but solely to review the portions of the Operating Expense Statement that were revised from the originally delivered Operating Expense Statement‘ . Any Operating Expense Statement shall become binding upon Landlord (except with respect to Real Estate Taxes), and shall not be subject to further modification by Landlord (except with respect to Real Estate Taxes), twelve (12) months after the issuance of such Operating Expense Statement by Landlord. In addition, notwithstanding the foregoing, Tenant acknowledges that Landlord has no control over the calculation of “Project Common Expenses,” and that “Project common Expenses” are determined by a statement prepared by Project Developer (as defined in the REA) regarding the amount of Project Common Expenses that are allocated to the Building pursuant to the Ground Lease and the REA. Tenant shall have no right to audit the Project Common Expenses.
ARTICLE V
SECURITY DEPOSIT
     5.1 (a) Within five (5) business days after Tenant’s execution of this Lease, Tenant shall post a Letter of Credit (as defined below) in an amount equal to One Million Nine Hundred Eighty-Three Thousand Four Hundred Twenty-Eight and 32/100ths Dollars ($1,983,428.12), as a security deposit (hereinafter referred to as “security deposit” or “Security Deposit”). The foregoing initial Security Deposit is calculated as three (3) months’ of Full Service Rent (as defined below) based on the Premises containing 160,634 square feet of rentable area. In addition, if Tenant elects to accept any Additional Allowance pursuant to (and as defined in) Exhibit B hereto, then, within ten (10) business days of Tenant making such election, the Security Deposit shall be increased by adding thereto a Letter of Credit in an amount equal to one hundred percent (100%) of the Additional Allowance. The term “Full service Rent” shall mean, collectively, all Base Rent Operating Expenses, and Real Estate Taxes payable by Tenant hereunder based upon Landlord’s reasonable estimate for Operating Expenses and Real Estate Taxes pursuant to Section 4.3 hereof, which, for purposes of determining the Security Deposit due upon execution of this Lease, shall be deemed to be Fourteen and 89/100ths Dollars ($14.89) per rentable square foot.
          (b) In the event at any time during the Term hereof, the Revenues Requirement (as defined in Section 5.1(f) below) is not satisfied, then Tenant shall provide an additional security deposit (the “Additional security Deposit”) (in the form of a letter of credit meeting the requirements of this Article V) in the amount of nine (9) months of Full service Rent based upon the configuration of the Premises as of the end of the calendar quarter in which the Revenue Requirement was not satisfied (with no other notice or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary). Such Additional Security Deposit shall be provided by Tenant to Landlord within fifteen (15) days after the end of any calendar quarter in which the Revenues Requirement was not satisfied. The foregoing Additional Security Deposit shall be part of the Security Deposit and shall be in addition to the applicable Security Deposit required pursuant to the provisions set forth above and in addition to the Additional Allowance Security Deposit, if any, for a total Security Deposit of ten (10) or twelve (12) months’ Full Service Rent (plus the Additional Allowance Security Deposit. if any), as applicable, based upon whether the Security Deposit was previously reduced pursuant to Section 5.1(f)(i) below. In the event Tenant is required to post the Additional Security Deposit hereunder, such Additional Security Deposit shall be held by Landlord until such time thereafter as the quarterly net income of the Guarantor (as defined in Section 5.1(f) below) meets the Revenues Requirement for eight (8) consecutive quarters, at which time the Additional Security Deposit shall be released.
          (c) [Intentionally Omitted]

          (d) The Security Deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Within ninety (90) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any default by Tenant hereunder, including any required estimated payments of Operating Expenses and Real Estate Taxes that have not been paid by Tenant. Upon the occurrence of an Event of Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any annual Base Rent or Additional Rent or any other sum as to which Tenant is in default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 8.2 hereof, or (iii) other than the payment of annual Base Rent or Additional Rent or any other sum pursuant to clause (i) herein, the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default hereunder, including, but not limited to, any damage or deficiency arising in connection with the relating of the Premises. Notwithstanding anything in this Lease to the contrary, in the event Tenant does not timely pay any amounts when due pursuant to Article IX below and Exhibit B attached hereto or otherwise in connection with the Alterations and such failure continues for five (5) Business Days after notice of such failure from Landlord, then Landlord shall have the right to immediately draw upon the Letter of Credit with notice to Tenant (it being understood that Landlord shall not be obligated to provide Tenant with prior notice, and that no other notice or cure or grace period shall be applicable with respect to Landlord’s right to immediately draw upon the Letter of Credit as aforesaid) and apply the proceeds to the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s failure to timely pay such amounts. If any portion of the Security Deposit is so used or applied, within ten (10) business days after written notice to Tenant of such use or application, Tenant shall restore the Security Deposit by providing a replacement or additional Letter of Credit such that Landlord is holding one or more Letters of Credit or cash in the aggregate amount of the Security Deposit required hereunder, and Tenant’s failure to do so shall constitute an Event of Default under this Lease. Among other things, Landlord intends to assign to the holder of the mortgage now or hereafter encumbering the Building, all of Landlord’s interest in this Lease, including, without limitation, the Security Deposit. Tenant hereby authorizes Landlord to deposit the Security Deposit with the holder of any mortgage (as defined in Section 21.1) if and to the extent required by said holder; provided, however, that such holder shall hold the Security Deposit subject to Tenant’s rights with respect to the Security Deposit set forth herein.
          (e) The Security Deposit shall be in the form of one or more unconditional, irrevocable letters of credit (each, a “Letter of Credit”), subject to the following terms and conditions. Such Letter of Credit shall be (i) substantially in the form attached hereto as Exhibit F or otherwise in form and substance satisfactory to Landlord in its reasonable discretion; (ii) at all times in the amount of the Security Deposit, and shall permit multiple draws; (iii) issued by a commercial bank reasonably acceptable to Landlord from time to time; (iv) made payable to, and expressly transferable and assignable by, the owner from time to time of the Building or, at Landlord’s option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith;

provided, however, that in the event the issuing bask of the Letter of Credit charges a fee for a transfer and/or assignment, any and all such reasonable fees shall be payable by Landlord); (v) payable at sight upon presentation of a simple sight draft; (vi) of a term not less than one year; and (vii) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of subsection (vii) above, then Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and hold the proceeds thereof as a cash Security Deposit until Tenant delivers to Landlord a substitute Letter of Credit satisfying the requirements of this Section. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor’s Corporation, then Landlord shall have the right the require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute letter of credit within fifteen (15) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant, and hold the proceeds thereof as a cash Security Deposit until Tenant delivers to Landlord a substitute Letter of Credit satisfying the requirements of this Section. In the event, the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within fifteen (15) days thereof, Tenant shall replace such Letter of Credit with a substitute Letter of Credit satisfying the requirements of this Section (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) day period). Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.
          (f) (i) Provided that, as of the Reduction Date (as defined and extended below) (i) no Event of Default (as defined in Section 19.1) has occurred and is continuing hereunder, and (ii) the Revenues Requirement (as defined below) is satisfied, Tenant shall have the right to reduce the Security Deposit (excluding any Additional Allowance Deposit) to one (1) month of Full Service Rent based upon the configuration of the Premises as of the Reduction Date. The fifth (5th) anniversary of the Lease Commencement Date shall be the “Scheduled Reduction Date”; provided however, in the event Tenant is in monetary or material non- monetary default hereunder (without the expiration of any applicable grace or cure period) as of the Scheduled Reduction Date, then Landlord shall have the right to extend the Scheduled Reduction Date until the earlier to occur of (x) such default being cured by Tenant prior to the expiration of any applicable grace or cure periods (in which event the Security Deposit shall be reduced as set forth in this subsection (i)), or (y) the expiration of any applicable grace or cure periods without such default being cured (in which latter event, an Event of Default shall have occurred, and Landlord shall not be obligated to reduce the Security Deposit). The Scheduled Reduction Date, as so extended, if applicable, shall be the “Reduction Date”. The “Revenues Requirement” shall mean that no calendar quarter has occurred in which the net income of the Capitalsource Inc., a Delaware corporation (“Guarantor”) (as set forth in the Guarantor’s financial statement filed with the U.S. Securities and Exchange Commission) has dropped below Twenty-One Million Dollars ($2 1,000,000.00).
          (ii) In addition, provided that, as of the Additional Allowance Reduction Date (as defined below) (i) no Event of Default has occurred and is continuing hereunder, Tenant shall have the right to reduce the Additional Allowance Deposit portion of the Security Deposit, if any, by the amount set forth below with respect to each Scheduled Additional Allowance Reduction Date set forth below, provided however, in the event Tenant is in monetary or material non-monetary default hereunder (without the expiration of any applicable grace or cure period) as of any Scheduled Additional Allowance Reduction Date, then Landlord shall have the right to extend such Scheduled Additional Allowance Reduction Date until the earlier to occur of (x) such default being cured by Tenant prior to the expiration of any applicable grace or cure periods (in which event the Security Deposit shall be reduced as set forth in this subsection (ii)), or (y) the expiration of any applicable grace or cure periods without such default being cured (in which event, an Event of Default shall have occurred, and Landlord shall not be obligated to reduce the Security Deposit). The Scheduled Additional Allowance Reduction Date, as so extended, if applicable, shall be the “Additional Allowance Reduction Date.”

Percentage Reduction
Scheduled Additional	of Additional
Allowance Reduction Date	Allowance Deposit

First day of second Lease Year	2.78%
First day of third Lease Year	3.10%
First day of fourth Lease Year	3.46%
First day of fifth Lease Year	3.86%
First day of sixth Lease Year	4.30%
First day of seventh Lease Year	4.80%
First day of eighth Lease Year	5.36%

Percentage Reduction
Scheduled Additional	of Additional
Allowance Reduction Date	Allowance Deposit

First day of ninth Lease Year	5.98%
First day of tenth Lease Year	6.67%
First day of eleventh Lease Year	7.44%
First day of twelfth Lease Year	8.30%
First day of thirteenth Lease Year	9.26%
First day of fourteenth Lease Year	10.33%
First day of fifteenth Lease Year	11.53%
End of initial Lease Term	Balance
     (iii) With respect to a reduction of the Security Deposit pursuant to Subsections 5.1(f)(i) or (ii) above, if all of the applicable conditions are met, upon Tenant’s request, Landlord shall promptly notify the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized, and the Security Deposit shall be so reduced in accordance with this Section 5.1(f). Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which latter event, the original Letter of Credit will be simultaneously returned to Tenant. Notwithstanding anything contained herein to the contrary, in no event shall the Letter of Credit be reduced unless the issuing bank receives prior written notice from Landlord, authorizing a reduction by a certain amount (it being understood that in no event shall the reduction exceed the amount so authorized by Landlord). Furthermore, and notwithstanding anything contained herein to the contrary, if an Event of Default has occurred, then there shall occur no further reduction in the Security Deposit. Landlord agrees that, in the event Tenant is entitled to a reduction in the Letter of Credit pursuant to the terms hereof but no notice of reduction has been delivered to the issuing bank pursuant to the terms of this Section 5.1(f)(iii), then Landlord shall be entitled to draw only the portion of such Letter of Credit to which Landlord would have been entitled hereunder had the notice of reduction been delivered to the issuing bank pursuant to this Section 5.1(f)(iii) (and if Landlord has erroneously drawn more than such reduced amount under the Letter of Credit, then Landlord shall deliver the excess to Tenant promptly upon demand).
     5.2 In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, and, Tenant shall, at Tenant’s sole expense, within ten (10) business days after Landlord’s request therefor, have the Letter of Credit amended or reissued by the issuing bank to indicate the new beneficiary; provided, however, that Landlord shall reimburse Tenant for any reasonable transfer fee. If Landlord transfers the Security Deposit to a purchaser or assignee, Tenant shall look only to such purchaser or assignee for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.
     5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 21.1) encumbering the Building for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the Security Deposit is actually transferred to such holder.
ARTICLE VI
USE OF PREMISES
     6.1 Tenant shall use and occupy the Premises solely for general office use (including ancillary uses, such as food service for Tenant’s employees) consistent with other office tenant uses in Class A office buildings in the Market Area, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building. Tenant shall comply with all Legal Requirements concerning the use, occupancy or condition of the Premises and all machinery, equipment and furnishings therein, and any Alterations made by Tenant, including, but not limited to the Americans with Disabilities Act and regulations promulgated from time to time thereunder applicable to the Premises, but excluding (i) common areas, Base Building Systems and the Base Building Work to be performed by Landlord, and (ii) alterations to the Base Building Work that apply to the Building as a whole, as opposed to Tenant’s particular use of the Premises (as distinct from office use generally). If any Legal Requirement requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall! obtain and keep current such permit or License at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises (subject to the exclusions to Tenant’s obligation set forth above). Tenant shall pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant’s failure to comply with the provisions of this Lease.
     6.2 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

     6.3 Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Building, provided that Tenant may use and store in accordance with all Environmental Laws reasonable quantities of standard cleaning and office materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. “Environmental Law” means any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300 feet seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (as defined below), which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. An “Environmental Default” means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord’s satisfaction, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same. If any fender or governmental agency shall require, as a result of any act or omission by Tenant or its Invitees, testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as Additional Rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises. Landlord represents that, except as specified in that certain Phase I Environmental Site Assessment prepared by O’Brien & Gere dated May 1, 1995, that certain Phase I Environmental Site Assessment prepared by Engineering Consulting Services dated September 22, 1998 and Addendum dated December 17, 1998, and that certain Phase I Environmental Site Assessment prepared by Blackstone Consulting dated December 27, 2002 (collectively, the “Environmental Report”),to its actual knowledge as of the date of this Lease, based solely and exclusively on the Environmental Report and no further or additional. inspection or inquiry having been made, neither the Premises, nor the Land (collectively, “Property”) contain any Hazardous Materials nor have any Hazardous Materials been used in the construction or development of the Property, nor will the use of any such materials knowingly be permitted by Landlord. In the event Landlord is advised, or it shall come to Landlord’s attention, that Hazardous Materials exist in the Property (i.e., in the Building or in, on, or about the Land), if mandated by any Legal Requirement, Landlord shall take all reasonable steps necessary to promptly remove or otherwise abate, at Landlord’s expense, all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to materially interfere with the conduct of Tenant’s business; provided, however, that Landlord shall remove, at Tenant’s expense, any Hazardous Materials from the Premises which Tenant, its employees, agents, subcontractors or subtenants shall have introduced or otherwise brought in, on or about the Premises.
ARTICLE VII
ASSIGNMENT AND SUBLETTING
     7.1 (a) Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord (except as otherwise provided in this Article VII). No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord (except as otherwise provided in this Article VII). If Tenant is a partnership or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning, individually or collectively, a controlling interest in Tenant (occurring in one transaction or in a series of related transactions) shall be deemed a voluntary assignment of this Lease and shall be subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant (occurring in one transaction or in a series of related transactions), shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord’s consent shall, .at the option of Landlord, terminate this Lease; however, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.
          (b) In the event of any assignment or sublease of this Lease, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.
     7.2 (a) Tenant shall have the right to assign this Lease or to sublease all or any portion of the Premises with Landlord’s approval, which shall not be unreasonably withheld, delayed, or conditioned; provided however it shall not be unreasonable for Landlord to withhold its consent if it reasonably determines that (1) the character of the proposed assignee or subtenant or the nature of the activities to be conducted by the proposed assignee or subtenant would materially adversely affect the other tenants of the Building or would impair the reputation of the Building as a Class A office building, or (2) the character of the assignee’s or subtenant’s business to be conducted in the Premises or the proposed use of the Premises (i) is likely to materially increase Operating Expenses (unless Tenant agrees to be responsible for any such increase in Operating Expenses); (ii) is likely to materially increase the burden on elevators or other Building systems (unless Tenant agrees to be responsible for this increase, whether financial or otherwise, and such terms are agreeable to Landlord, in its sole but reasonable discretion); (iii) is likely to violate any use or occupancy restriction contained in the Lease or in retail leases with other tenants in the Building or the Project; or (iv) is likely to result in the use of the Premises for a Medical Use (hereinafter defined). Tenant shall give Landlord written notice in the event Tenant enters into (or intends to enter into) an assignment or sublease, which notice shall include the party it intends to assign or sublet to, along with sufficient information about the proposed assignee or subtenant to enable Landlord to make a determination. In such case, within twenty (20) days after receipt of such notice and sufficient information about the proposed assignee or subtenant to enable Landlord to make a determination, Landlord shall notify Tenant in writing whether or not Landlord is granting its approval of the proposed assignee or sublessee. Notwithstanding the foregoing, Tenant shall in no event have the right to sublease the Premises, or any portion thereof, to more than ten (10) subtenants at any one time; provided that subleases to Relationship Subtenants (as defined in Section 7.6 below) shall not be counted against such limitation.
     (b) Tenant shall give Landlord written notice of its desire to assign or sublease all or a portion of the premises at least-thirty (30) days prior to listing the Premises (or portion thereof) on the market for assignment or sublease. Such notice shall specify the portion of the Premises proposed to be assigned or sublet and the date such portion is to be made available for subleasing. If (i) Tenant desires to assign or sublease all or a portion of the Premises for ninety percent (90%) or more of the remainder of the Lease Term, or (ii) Tenant occupies, or as a result of such sublease would occupy, less than fifty percent (50%) of the rentable area in the original Premises, then Landlord shall have the right to retake possession of the portion of the Premises proposed to be assigned or sublet (the “Proposed Sublet Space”) Within twenty (20) days after receipt of such notice, Landlord shall notify Tenant in writing whether or not Landlord will retake possession of the Proposed Sublet Space and thereby delete the Proposed Sublet Space from the Premises being leased to Tenant hereunder. If Landlord elects to retake possession of the Proposed Sublet Space, then, (i) Landlord shall retake possession of the Proposed Sublet Space on the date specified in Tenant’s notice, (ii) Tenant’s obligation to pay rent for the Proposed Sublet Space shall cease on such date and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease setting forth the new square footage of the reduced premises to be occupied by Tenant. Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the Proposed Sublet Space so retaken. If Landlord elects to recapture said space, it shall be solely responsible for the demising of the Proposed Sublet Space.
     (c) Tenant’s right to assign or sublease the Proposed Sublet Space shall expire two hundred ten (210) days after the giving of the notice required pursuant to subsection (b) above. Thereafter, Tenant shall have no right to assign or sublease the Proposed Sublet Space described in the notice furnished pursuant to subsection (b), unless Tenant shall have again complied with the procedures set forth in Section 7.2(b); provided, however, that in the event Tenant is in active negotiation of a sublease or assignment upon the expiration of such two hundred ten (210) day period, then Tenant shall be entitled to pursue such negotiations for an additional one hundred twenty (120) day period before Tenant must again comply with the procedures set forth in Section 7.2(b).
     (d) Provided no Event of Default has occurred and is continuing, Tenant shall be entitled to retain fifty percent (50%) of any profit derived from assigning this Lease or subletting the Premises or any part thereof, after first deducting reasonable advertising costs, brokerage commissions, improvement allowances and other reasonable costs associated with the assignment of this Lease or subletting of the Premises. Landlord shall have the right to reasonably inspect and audit Tenant’s books and records relating to any sublease or assignment and expenses incurred by Tenant in connection therewith. Upon Landlord advising Tenant of any potential adverse effect of any proposed sublease or assignment on the real estate investment trust qualification tests applicable to Landlord and its affiliates or unrelated business taxable income concerns of its lender, and proposing one or more solutions to such effect, Tenant will exercise reasonable efforts to structure any such proposed sublease or assignment so that the portion of the excess rents that become payable to Landlord will not have such adverse effect, and if Tenant is unable so to structure any proposed sublease or assignment, then Landlord shall have the right in its sole and absolute discretion to withhold its consent to the proposed sublease or assignment. .
     7.3 Notwithstanding the provisions of Section 7.1 or 7.2 hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage on the Building, no assignment of this Lease or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder. Landlord shall not grant any such holder approval rights with respect to proposed assignments or subleases that are more restrictive in terms of the standards of approval than the approval rights reserved by Landlord hereunder, provided, however, that Landlord shall be entitled to give the holder a longer response time than the response time required of Landlord hereunder, up to a maximum of ten (10) additional days.

     7.4 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord’s consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord’s prior written approval as to form and substance, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs incurred by Landlord in connection with any request by Tenant to sublease all or any portion of the Premises or to assign this Lease, up to a maximum of One Thousand and 00/100 Dollars ($1,000.00) per request (whether or not Landlord’s consent thereto is granted).
     7.5 Notwithstanding the above restrictions on subletting and assignments, Landlord’s prior consent shall not be required, and Sections 7.2(b), (c) & (d) shall be inapplicable, with respect to any assignment or subletting to an “Affiliate of Tenant” (as hereinafter defined) or a “Successor of Tenant” (as hereinafter defined), provided (i)the Guarantor has a creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) immediately following the effectiveness of any assignment pursuant to this Section 7.5 which are at least as strong as such standards were for the Guarantor immediately prior to the effectiveness of such assignment pursuant to this Section 7.5, (ii) the assignee Affiliate (if such Affiliate falls under the definition in subclause (i) of clause (b) below) or Successor of Tenant, as applicable, has a creditworthiness and net worth (determined as set forth above) immediately following the effectiveness of such assignment pursuant to this Section 7.5 which is at least as strong as such standards were for the Tenant immediately prior to the effectiveness of such assignment pursuant to this Section 7.5, (iii) the original Tenant shall not be released from its obligations hereunder (it being acknowledged, however, that the original Tenant may cease to exist in a transaction resulting in the substitution of a Successor of Tenant for the original Tenant hereunder); (iv) that such assignee or sublessee agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease (or, in the case of a sublessee, to assume the non-economic obligations under this Lease to the extent applicable to the sublet premises), (v) that such assignee or sublessee shall use the Premises in a manner permitted pursuant to Article VI of this Lease, (vi) that Tenant provides Landlord at least fifteen (15) days’ prior written notice of its intent to assign or sublease all or a portion of the Premises (unless Tenant is not permitted to do so by applicable Legal Requirements, in which case such notice shall be given as soon as legally permissible), which notice shall certify that each condition required to met by this Section 7.5 has been satisfied or will be as of the effective date of such assignment and/or sublease (it being understood and agreed that Tenant shall provide such information as reasonably requested by Landlord, if any, in support of such certification), (vii) that the character of such person or entity and the nature of its activities on the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a Class A office building, and (viii) that the sublease with .such person or entity is not a so-called “sham” transaction intended by Tenant to circumvent the provisions of this Article VII.
          (a) In the event of any such assignment or subletting pursuant to this Section 7.5, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.
          (b) For purposes of this Section 7.5, an “Affiliate of Tenant” shall mean any corporation, association, trust, partnership or other entity (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. For the purposes hereof, a “Successor of Tenant” shall mean any corporation, association, trust, partnership or other entity into which or with which Tenant is merged or consolidated or which acquires all or substantially all of the assets of Tenant or all or substantially all of the stock, shares, membership interests or other ownership interests in Tenant. The terms “Control” or “Controls” as used in this Section 7.5 shall mean the power directly or indirectly to influence the direction, management or policies of Tenant or such other entity.
     7.6 Notwithstanding the above restrictions on subletting, Landlord’s prior consent shall not be required, and Sections 7.2(b), (c) & (d) shall be inapplicable, with respect to any subleasing of an aggregate of not more than 20,000 rentable square feet in the Premises to Relationship Subtenants (as hereinafter defined), provided (i) that each such Relationship Subtenant agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the non-economic obligations under this Lease to the extent applicable to its sublet premises, (ii) that each such Relationship Subtenant shall use the Premises in a manner permitted pursuant to Article VI of this Lease, (iii) that Tenant provides Landlord with prior written notice of its intent to sublease a portion of the Premises to a Relationship Subtenant, which notice shall certify that each condition required to met by this Section 7.6 has been satisfied or will be satisfied as of the effective date of such sublease (it being understood and agreed that Tenant shall provide such information as reasonably requested by Landlord, if any, in support of such certification), (iv) that the character of each such Relationship Subtenant and the nature of its activities on the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a Class A office building. For purposes hereof, a “Relationship Subtenant” shall mean a person or entity with which Tenant has an ongoing business relationship (such as, without limitation, a client of Tenant, a service provider to Tenant, an entity in which Tenant holds an investment interest, or a partner or other participant in business ventures with Tenant), where the nature of such business relationship between Tenant and such other person or entity makes it desirable for such other person or entity to be co-located with Tenant in the Premises.
     7.7 No part of the rent payable under this Lease shall be based in whole or in part on the income or profits derived from the Premises. If the holder of any Mortgage or any lender providing financing in connection with all or any portion of the Premises, the Land and/or the Building succeeds to Landlord’s interests under this Lease and such holder and/or lender’s counsel advises Landlord that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, such holder and/or lender may elect to amend unilaterally the calculation of rent so that none of the rent payable to such holder and/or lender under this Lease will constitute unrelated business income but the amendment shall not increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations under this Lease. At such holder’s or lender’s request, Tenant shall execute any document such holder and/or lender deems necessary to effect such amendment of this Lease. Any sublease of all or any portion of the Premises shall be consistent with the foregoing provisions of this Section 7.6.
ARTICLE VIII
TENANT’S MAINTENANCE AND REPAIRS
     8.1 Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto, all in a manner consistent with a Class A office Building. Tenant acknowledges the importance of maintaining a uniform and attractive appearance in all areas of the Premises that are visible from: (i) common or public areas of the Building; (ii) the lobby areas serving the Building; (iii) other tenant premises; and (iv) the exterior of the Building, and agrees to comply with all Rules and Regulations pursuant to Section 16.1. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Landlord shall provide and install (subject to reimbursement in accordance with Article IV) replacement tubes and bulbs for Building standard light fixtures in the Premises, if any. All other bulbs and tubes for the Premises shall be Tenant’s responsibility; however, at Tenant’s request, Landlord shall stock and install such other bulbs and tubes and Tenant shall reimburse Landlord for its cost and expenses incurred in connection with said stocking and installation.
     8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the Building or Project caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer, client, licensee, guest or other invitee of Tenant (each, an “Invitee” or, collectively, “Invitees”), shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs of damage occurring outside the Premises and/or damage that occurs inside the Premises and affects other tenants and/or Building Systems or structural elements of the Building, and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as Additional Rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.
     8.3 Landlord shall keep and maintain (a) the exterior and demising walls, foundations, roof and common areas that form a part of the Building, and the Building standard mechanical, electrical, HVAC, vertical transportation, fire/life-safety and plumbing systems, pipes and conduits, and (b) other components or equipment that are provided or utilized (e.g. additional standard VAV boxes installed as part of the Leasehold Work) by Landlord in the provision of services to the Building or the Premises on a non-exclusive basis (collectively, the “Base Building Systems”), in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by Class A office buildings in the Bethesda-Chevy Chase, Maryland area (“Market Area”) and will make all required repairs thereto. All common or public areas of the Building (including without limitation the first floor lobby area) shall be maintained by Landlord in accordance with standards customarily maintained by Class A office buildings in the Market Area. Landlord shall endeavor to cause the Building garage to be maintained in accordance with standards customarily maintained by Class A mixed use developments in the Market Area. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord’s obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/gallery equipment, or internal staircase(s) which may be installed by or at the request of Tenant, supplemental air-conditioning equipment serving the Premises only and all other furniture, furnishings and. equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building structure and systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.
ARTICLE IX
TENANT ALTERATIONS
     9.1 Landlord shall perform the Base Building Work in accordance with Exhibit B attached hereto and made a part hereof. Landlord shall perform the Leasehold Work in the Premises in accordance with Exhibit B. It is understood and agreed that except as provided in the preceding sentence, Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises.
     9.2 (a) Except with respect to the Leasehold Work pursuant to Exhibit B, Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as “improvements” or “Alterations”), structural or otherwise, in or to the Premises or the Building, without the prior mitten consent of Landlord. Landlord’s consent with respect to proposed Alterations that are Structural Alterations may be granted or withheld in Landlord’s sole and absolute discretion. Landlord’s consent with respect to improvements that are not Structural Alterations shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to a request by Tenant to approve (or give reasons for Landlord’s disapproval) of any Alterations within fifteen (15) days after Landlord’s receipt of such request. In the event Landlord does not provide to Tenant either Landlord’s written approval of the proposed Alterations or Landlord’s specific written objection(s) thereto within ten (10) days after Landlord receives a second request (which second request shall (x) be provided after the initial fifteen (15) day period for Landlord’s approval expires, and (y) include a cover letter with bold type indicating that failure of the Landlord to respond shall constitute a deemed approval), then Landlord shall be deemed to have approved such proposed Alterations.

Notwithstanding the foregoing, provided Tenant gives Landlord prior written notice, Tenant may install in the Premises, without obtaining Landlord’s prior written consent the following (the “Cosmetic Alterations”): (i) painting, carpeting and wallcoverings, and (ii) minor, nonstructural Alterations of a decorative nature, except that with respect to the items set forth in the foregoing clause (ii) the value of such improvements (as reasonably determined by Landlord) shall be less than Three Hundred Thousand Dollars ($300,000.00) for each alteration, and such improvements shall not require a building permit. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be permitted to make any Alterations to, or visible from, the main lobby of the Building without Landlord’s prior written consent, which consent may be withheld or granted by Landlord in its sole discretion. “Structural Alterations” shall be any Alterations that (i) will or may necessitate any changes, replacements or additions to columns or floors or other structural elements of the Building; (ii) are readily visible to the exterior of the Building, or the common and public areas thereof, or the main lobby of the Building or (iii) adversely affect the Base Building Systems of the Premises or the Building, or the roof of the Building.
     Tenant acknowledges and agrees that Tenant may request, at Tenant’s cost, to consult with Landlord’s building engineer in connection with the Leasehold Work by appointment, and Tenant further acknowledges and agrees that if, at the request of Tenant, such consultation occurs outside the hours of 7:30 AM to 6:00 PM Monday through Friday, or at any time on a legal holiday, then such consultation shall be charged to Tenant at Landlord’s standard overtime rates for its building engineer.
          (b) Any Alterations made by Tenant shall be made: (i) in a good, workmanlike, first-class. and prompt manner and otherwise in accordance with the Landlord’s rules, including any rules for contractors, that may be reasonably established by Landlord from time to time; (ii) using new or other first-class materials only; (iii) by a contractor, on days, and at times reasonably approved in writing by Landlord; (iv) after coordinating the work schedule and scope with the Building’s property manager to avoid undue interference with the normal operations and use of the Building; (v) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord (and Tenant shall reimburse Landlord for any reasonable third-party out of pocket costs incurred by Landlord in reviewing and approving such plans and specifications); (vi) in accordance with all Legal Requirements, Insurance Requirements (as defined below), and the requirements of the Underwriters’ Association of the State of Maryland; (vii) after having obtained any required consent of the holder of any Mortgage, provided Landlord has notified Tenant of such requirement and agrees to cooperate with Tenant’s efforts to obtain such consent; and (viii) after obtaining commercial general liability and worker’s compensation insurance policies reasonably acceptable to Landlord, which policies shall cover every person who will perform any work with respect to such Alteration. Notwithstanding the foregoing, items (iii), (v) and (vii) above shall apply only with respect to Structural Alterations. Following completion of any material Alterations, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics’ and material men’s liens against the Premises and the Building from the general contractor employed by Tenant in connection with Alterations.
          (c) If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond. If

Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as Additional Rent payable with the next monthly installment of annual Base Rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the “owner” of such improvements (and not the agent of Landlord) for purposes of the application of State of Maryland lien Laws.
          (d) All Structural Alterations that involve changes to or affect the Base Building Systems or the roof of the Building shall, at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at Tenant’s expense, provided that such contractor’s or subcontractor’s charges shall be competitive.
          (e) Promptly after the completion of an Alteration for which a building permit is required. Tenant at its expense shall deliver to Landlord two (2) sets of accurate as-built drawings and one (1) AutoCAD computer disc showing such Alteration in place.
          (f) When granting its consent, Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance. It shall be reasonable for Landlord to insist that portions of the Premises visible to the public shall maintain a uniform appearance with the rest of the Building. Landlord’s review and approval of any such plans and specifications and its consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building (“Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to all applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with all applicable Legal Requirements or Insurance Requirements of such plans, specifications and work.
     9.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its contractors, agents or employees. If any improvements for which Landlord’s consent is required are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Building made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that (a) at the end of the Lease Term at Tenant’s sole cost and expense, Tenant shall remove all Alterations that (i) are Non-Standard Alterations (defined below), and (ii) of which Landlord gave notice to Tenant at the time of approval of the plans and specifications therefore that such improvements would have to be removed upon the expiration of the Lease Term, and (b) if no Event of Default exists under this Lease, Tenant shall have the right to remove, at Tenant’s sole expense, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. All damages and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant’s sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof. “Non-Standard Alterations” shall mean any Alteration that, in (i) Landlord’s reasonable judgment, place an undue burden on the ability of Landlord to re-lease the Premises without removing or altering such Alterations (e.g. as a result of the anticipated difficulty or expense required to remove such item and restore the Building or complete any structural modification), such as raised flooring and internal staircases, and (ii) the required removal of which is otherwise consistent with the then-current practices of comparable landlords in Class A buildings in the Market Area.
ARTICLE X
SIGNS AND FURNISHINGS
     10.1 (a) Except as hereinafter specifically set forth, no sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building (other than the interior of the Premises) or the Project except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and are in accordance with any applicable state or local building code or zoning regulations. All of Tenant’s signs that are approved by Landlord shall be installed by Tenant (except for suite entry signs on any floor of the Building on which the Premises constitutes less than the entire floor, which shall be installed by Landlord) at Tenant’s cost and expense and shall be removed by Tenant at Tenant’s sole cost and expense at the end of the Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal). If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to place signage in the common areas of the floors occupied exclusively by Tenant and/or on or near the suite entries of Tenant in such place, number, size, color and style as are reasonably approved by Landlord, and Landlord also shall list Tenant’s name in the Building lobby directory. The Building directory is intended to be electronic, and will include a reasonable number of Tenant’s permitted subtenants and names of Tenant’s employees who have an office in the Building. Landlord’s acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant which makes reference to the Building and which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a Class A office building, and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement, except that Tenant shall have the continuing right to indicate the Building’s address in all marketing materials. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building but not in the Premises except as may be required by law or in emergency situations.
     (b) Landlord agrees that Tenant, so long as CapitalSource Finance LLC (or a Successor or Affiliate of Capitalsource Finance LLC) is leasing at least 125,000 square feet of rentable area in the Building and occupying at least 75,000 square feet of rentable area in the Building, at Tenant’s sole cost and expense (provided that the Allowance may be applied to the cost thereof), shall have the nonexclusive right to affix one (1) sign identifying CapitalSource Finance LLC or a Successor or Affiliate of CapitalSource Finance LLC (“Tenant’s Plaque Sign”) on a plaque at the main entrance to the Building. In addition, Landlord agrees that Tenant, so long as CapitalSource Finance LLC (or a Successor or Affiliate of CapitalSource Finance LLC) is leasing at least 160,000 square feet of rentable area in the Building, unless Tenant is leasing less than 160,000 rentable square feet because Landlord has exercised a recapture right pursuant to Article VII hereof, in which event the rentable square footage of the space recaptured by Landlord shall be deducted from the foregoing 160,000 rentable square foot threshold) and is occupying at least 134,500 square feet of rentable area in the Building (for purposes of the foregoing requirement, Tenant shall be deemed to be “occupying” space that is subleased to Relationship Subtenants), at Tenant’s sole cost and expense (subject to the application of the Tenant Improvements Allowance), shall have the exclusive right to affix one (1) sign identifying CapitalSource Finance LLC or a Successor or an Affiliate of CapitalSource Finance LLC (“Tenant’s Exterior Sign”) on the exterior wall at the top of the Building. In addition, so long as CapitalSource Finance LLC (or a Successor or Affiliate of CapitalSource Finance LLC) is leasing at least 160,000 square feet of rentable area (regardless of the amount of space it is occupying), then Landlord agrees that it will not grant to any other office tenant in the Building the right to place a sign on the exterior of the Building above the first (1st) floor of the Building. The color, size, style, location, placement, method of installation, material finish and configuration of Tenant’s Plaque Sign and Tenant’s Exterior Sign (collectively, “Tenant’s Signs”) (A) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed so tong as Tenant’s Signs comply with the signage parameters attached hereto as Exhibit G, (B) shall comply with all applicable Legal Requirements and (C) shall be subject to any required Approvals, as defined below. Tenant shall be responsible for obtaining and securing, at Tenant’s sole cost and expense, all necessary permits, approvals or variances with respect to Tenant’s Signs from any applicable federal, state, county, city or other local governing authorities having jurisdiction over the Project (collectively, “Approvals”). Landlord, at Tenant’s request and sole cost and expense, shall cooperate with Tenant in securing any necessary Approvals for Tenant’s Signs. In the event Tenant is unable to obtain the necessary Approvals from any applicable federal, state, county, city or other local governing authorities having jurisdiction over the Project, Tenant shall have the right to revise either of Tenant’s Signs in whatever manner is required to comply with the applicable Approvals, provided such revisions shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; if Landlord approves such revisions, in the event that Tenant is unable to secure the required Approvals for either or both of the revised Tenant’s Signs, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall failure or inability to obtain any necessary Approvals provide or afford Tenant the opportunity to terminate this Lease. Tenant, at Tenant’s sole cost and expense, shall keep and maintain Tenant’s Signs in good condition and repair. Upon the expiration or earlier termination of this Lease (or at such earlier time that Tenant no longer has the right to such signage), Tenant shall remove, at Tenant’s sole cost and expense, Tenant’s Signs from the Building and shall cause, at Tenant’s sole cost and expense, the surface of the Building to be repaired and returned to substantially the same condition it was in prior to Tenant’s Signs being affixed thereto. Notwithstanding the foregoing, in the event Tenant elects to exercise its signage right pursuant to this Section 10.l(b), Tenant’s Signs shall be installed, at Tenant’s sole cost and expense, subject to the application of the Tenant Improvements Allowance, by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant’s sole cost and expense. Landlord reserves the right to allow plaques at the main entrance of the Building for other Building tenants so long as the size and Location of such other plaques are not more prominent than Tenant’s Plaque Sign. Tenant’s Plaque Sign shall be consistent with the parameters and located as set forth on Exhibit G.
     (c) So long as Tenant meets the square footage requirements for having the right to Tenant’s Exterior Sign as set forth above, Landlord will not allow any other tenants in the Building or other entities to affix an exterior sign to the top of the Building. Tenant’s rights under Sections 10.1(b) and (c) may be terminated by Landlord in the event of an Event of Default hereunder.
     10.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any additional structural support or upgrading of the floor supports that may be needed to accommodate any of Tenant’s equipment that exceeds the floor loading specifications for the Building shall be installed at Tenant’s sole cost and expense and shall be subject to the prior written approval of Landlord, which approval shall be granted or withheld in Landlord’s sole and absolute discretion. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant’s furniture, equipment or other material there delivered or deposited.
ARTICLE XI
TENANT’S EQUIPMENT
     11.1 Tenant will not install or operate in the Premises any electrically operated equipment or machinery (other than standard fluorescent lighting and VAV boxes) that operates on greater than 110/208 volt power or exceeds normal electrical usage without first obtaining the prior written consent of Landlord. Landlord shall not unreasonably withhold such consent, but may condition such consent upon the payment by Tenant of Additional Rent in compensation for the excess consumption of electricity or other utilities and for the cost of any separate metering or sub-metering of any such equipment that is required and cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacement or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord and Landlord may require that any additional equipment (including supplemental HVAC systems) be sub-metered. Notwithstanding the foregoing, Tenant shall have the right to install and operate, at Tenant’s expense, additional (package) air-conditioning equipment, and further, to access the Building’s 24-hour condenser water loop to provide additional air-conditioning for the Premises, subject to Landlord’s review and approval of Tenant’s plans and specifications therefor. Through the foregoing Building 24-hour condenser water loop, Landlord shall provide (as part of Operating Expenses), ten (10) tons of condenser water capacity for each of floors three (3) through ten (10) of the Building, and twenty (20) tons on the second (2nd) floor. Tenant’s use of condenser water shall be limited to its pro rata share of the total condenser water available for the Building. Landlord agrees to work with Tenant to tie Tenant’s supplemental equipment into the Building’s energy management system, at Tenant’s expense, to monitor and control Tenant’s pro-rata share of condenser water consumption. Tenant shall have the right, at Tenant’s expense, to install and operate a backup generator in a mutually acceptable location, subject to the provisions of Article XXXIII hereof. Tenant shall install separate meters or submeters for all supplemental equipment, at Tenant’s expense, and shall be responsible for removal of all supplemental systems at the end of the Term of this Lease. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord. It is understood and agreed that the “normal electrical usage” includes the use, for normal general office purposes, of copying machines, personal or desk-top computers and other standard office equipment, but excludes the use of any machine that uses electrical capacity in excess of that provided to the Premises.
ARTICLE XII
ENTRY AND INSPECTION BY LANDLORD
     12.1 Tenant will permit Landlord, its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations or repairs as in the reasonable judgment of Landlord may be deemed necessary, and to exhibit the same to prospective tenants during the last twenty-four (24) months within the Lease Term. In connection with any such entry, Landlord shall endeavor to (i) minimize the disruption to Tenant’s use of the Premises and (ii) provide twenty-four (24) hours’ prior verbal notice to Tenant (except in cases of emergency).

ARTICLE XIII
INSURANCE
     13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered Additional Rent payable hereunder.
     13.2 Throughout the Lease Term, Landlord shall (i) insure the Building (including the Leasehold Work up to the amount of the Allowance) against loss due to fire and other casualties included in standard extended coverage insurance policies in an amount equal to at least 90% of the replacement cost thereof, exclusive of architectural and engineering fees, excavations, footings and foundations; (ii) obtain and maintain commercial general liability insurance in minimum amounts typically carried by prudent landlords in the Market Area, but in no event in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate; and (iii) obtain and maintain excess/umbrella liability insurance in an amount not less than Five Million Dollars ($5,000,000.00) annual aggregate (which may be satisfied by the general liability coverage).
     13.3 (a) Throughout the Lease Term, Tenant shall obtain and maintain (I) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) all-risk property insurance (including the Leasehold Work (or any Phase thereof) in excess of the amount of the Allowance (or any portion thereof applicable to such Phase) (provided that the parties agree that, to the extent of any overlap between Landlord’s insurance and Tenant’s insurance regarding the Leasehold Work, if any, then Landlord’s insurance shall be primary)), (3) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant, if any), (4) worker’s compensation insurance, (5) employer’s liability insurance, and (6) excess umbrella liability insurance (written on an occurrence basis). Such commercial general Liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such property insurance shall be in an amount not less than that required to replace all of the tenant improvements installed in the Premises to the extent the cost thereof is in excess of the Allowance, including without limitation any such improvements installed pursuant to Article IX and/or Exhibit B attached hereto, all Alterations and all other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an mount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the

Building is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee. Such excess/umbrella liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Five Million Dollars ($5,000,000.00) annual aggregate (which may be satisfied by the general liability coverage).
          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located and that has a rating equal to or exceeding A: XI from Best’s Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any mortgage (as defined in Section 21.1) and any other person or entity designated by Landlord from time to time as additional insured and/or loss payees (as applicable); (3) in the case of Tenant’s property insurance, contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (4) in the case of Tenant’s property insurance, provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, representatives and mortgage holders and all trustees and beneficiaries with respect thereto, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary an& noncontributory (except with respect to property insurance coverage relating to the Leasehold Work (or any Phase thereof) up to the amount of the Allowance(or the applicable Phase thereof)); and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice of such proposed action. No such policy shall contain deductibles that are not commercially reasonable. Tenant shall deliver a certificate of all such insurance to Landlord not less than thirty (30) days prior to the Lease Commencement Date and at least annually thereafter.
     13.4 Tenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant either is required to maintain property insurance pursuant to this Article XIII or receives property insurance proceeds on account thereof Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses for which Tenant is or may be held liable to the extent Landlord either is required to maintain property insurance pursuant to this Article XIII or receives property—insurance proceeds on account thereof. Both parties shall secure waiver of subrogation endorsements from their respective property insurance carriers as to the other party.
ARTICLE XIV
SERVICES AND UTILITIES
     14.1 (a) Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during normal hours of operation of the Building, as hereinafter provided, during the seasons when such utilities are required in accordance with the specifications attached hereto as Exhibit B-1. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators or the Building. At least one elevator cab shall be available for use by Tenant at all times. The normal hours of operation of the Building HVAC services will be 8:00 a.m. to 8:00 p.m. on Monday through Friday (except Federal holidays) and 9:00 a.m. to 3:00 p.m. on Saturday (except Federal holidays). There will be no normal hours of operation of the Building on Sundays or Federal holidays, and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Building, except as otherwise specified herein. It is agreed that if Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein other than the Sunday HVAC Services (hereinafter defined), Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord’s agent 24 hours’ advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord’s actual costs for providing such overtime HVAC Services. Notwithstanding the foregoing, Landlord agrees to provide HVAC services on Sunday from 5:00 p.m. to 11:00 p.m. on three (3) full floors of the Premises to be designated by Tenant prior to the Lease Commencement Date (the “Sunday HVAC Services”). Tenant agrees to pay to .landlord an overtime charge for the Sunday HVAC Services based on the actual cost of providing such Sunday HVAC Services, excluding any charge for additional wear and tear on the HVAC systems and equipment. Landlord estimates that the overtime cost for Monday through Saturday for calendar year 2008 is $35.00 per hour for the first air handling unit (AHU) and $1 1.80 per hour for each additional AHU. Landlord estimates that the overtime cost for Sunday HVAC Services for calendar year 2008 is $43.50 for three AHUs. Such overtime costs may be adjusted based on increases in Landlord’s actual costs. Each floor of the Premises shall have one (1) AHU, except that the portion of the Premises on the second floor shall have two (2) AHUs. Landlord agrees to provide an access-control system in the Building comparable to the system in Class A office buildings in the Market Area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency). Landlord shall, at its cost, provide an initial set of access cards to the Building and garage in an amount equal to the number of initial employees of Tenant who work at the Premises as of the Lease Commencement Date; provided, however, that any replacement or additional cards requested by Tenant after the Lease Commencement Date shall be provided by Landlord and Tenant shall reimburse Landlord for Landlord’s cost therefore. Landlord shall provide a staffed lobby desk (including a lobby attendant) in the main lobby of the Building during the normal hours of operation of the Building (except in the event of emergency).
     (b) Subject to this subsection (b), Landlord shall also provide the following services in a manner appropriate for a Class A office building in the Market Area: electricity, water, exterior window-cleaning service, and char and janitorial service (after 5:00 p.m.) on Monday through Friday only, excluding legal holidays, in accordance with the janitorial specifications outlined in Exhibit E attached hereto. Notwithstanding the foregoing, in the event of failure by Landlord’s cleaning contractor to provide services in accordance with the standards set forth in Exhibit E, and so long as Tenant is leasing and occupying at least 75,000 square feet of rentable area in the Building, then Tenant may notify Landlord in writing of such failure, and Landlord and Tenant shall fully cooperate to resolve the issue. However, in the event Landlord has not met said standards within ninety (90) days of Tenant’s original written notice, then Tenant shall have the right to substitute its own cleaning contractor for Landlord’s to furnish janitorial and char services to the Premises, in which event (A) Tenant shall pay for such services directly to the janitorial contractor employed by Tenant for such purposes, (B) Tenant’s janitorial contractor, the contract with such janitorial contractor, and such other information (including, without limitation, insurance coverage’s in amounts reasonably satisfactory to Landlord) regarding such janitorial contractor as reasonably requested by Landlord, shall be subject to Landlord’s prior written approval (not to be unreasonably withheld or delayed), (C) the level and quality of janitorial and char service provided by such janitorial contractor shall be equivalent or superior to the standards set forth in Exhibit E attached hereto, and (D) Landlord shall make available to Tenant’s janitorial contractor such Building facilities, including elevators and dumpsters, as are customarily utilized by janitorial contractors, but not including janitorial storage closets or other storage areas. If Tenant exercises its right to employ its own contractor to furnish janitorial and char services to the Premises, Tenant shall provide Landlord not less than ninety (90) days prior written notice of the date such services shall commence (the “Janitorial Switchover Date”). If the Janitorial Switchover Date occurs prior to the scheduled expiration of Landlord’s then current contract for janitorial and char services for the Building and Landlord incurs a termination fee or penalty as a result of Tenant exercising its right to contract for janitorial and char services for the Premises in accordance with this subsection (b), Tenant shall pay to Landlord, on demand and as Additional Rent, any termination fee or penalty payable by Landlord under its contract; provided, however, that (i) Landlord’s contracts for janitorial and char services shall provide for termination rights without fee or penalty at least on an annual basis, and (ii) Tenant shall have the right, at its option, to delay the Janitorial Switchover Date to a date that corresponds with the expiration of Landlord’s then current contract or to a date that would not cause Landlord to incur a termination fee or penalty. After the Janitorial Switchover Date, Tenant shall remain responsible for its share of Operating Expenses attributable to janitorial and char services for the Office Common Areas, Building Common Areas and Project Common Areas, but Operating Expenses shall exclude janitorial and char services furnished to any tenanted space in the Building. If, at my time after the Janitorial Switchover Date, Landlord reasonably determines that the level and quality of service provided by Tenant’s janitorial contractor is not at least equivalent to that set forth in Exhibit E attached hereto, then, after Tenant’s failure to cause its contractor to satisfy such standards within thirty (30) days after written notice from Landlord, Landlord shall have the right to cause Tenant to terminate, at Tenant’s cost, its contract with such janitorial contractor, and Landlord shall resume providing the janitorial and char services to the Premises in accordance with the standards set forth in Exhibit E. Tenant acknowledges and agrees that if Tenant has exercised its right to contract for janitorial and char services for the Premises as set forth. in this subsection (b) that Tenant, and not Landlord, shall be solely responsible for supervising and paying for the services provided by Tenant’s janitorial and char services contractor.
     14.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, or any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder, except as expressly provided otherwise in Section 14.3 below.

     14.3 Notwithstanding the provisions of Section 14.2 to the contrary, if (i) the services described in Section 14.1 hereof are interrupted for a period of more than five (5) consecutive business days as a result of Landlord’s (or its agents’ or employees’) negligence or willful misconduct, or (ii) if any interruption of utilities or services that does not result from Landlord’s (or its agent’s or employee’s, negligence or willful misconduct nor from Tenant’s (or its agents’ or employees) negligence or willful misconduct shall continue for more than eight (8) consecutive business days, and in either of the foregoing instances such interruption shall render all or any substantial portion of the Premises untreatable or inaccessible, and if Tenant does not in fact use or occupy such portion of the Premises, then as Tenant’s sole and exclusive remedy therefore all Annual Base Rent and Additional Rent payable hereunder with respect to such portion of the Premises shall be abated for the period beginning as of the sixth (6th) consecutive business day or the ninth (9th) consecutive business day, respectively, of such interruption and continuing until the Premises or such portion thereof is rendered tenantable and accessible.
     14.4 Landlord will use commerciality reasonable efforts (including reasonable expenditures of money) to cause the restoration of any interrupted utility services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to Force Majeure Delays).
     14.5 The parties hereto agree to comply with all mandatory energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.
     14.6 The Building is a non-smoking facility. Tenant agrees to adhere to Landlord’s rules and regulations pertaining to such policy (as the same may be amended from time to time), a s set forth in the Building’s Rules and Regulations, a current copy of which is attached hereto as Exhibit C.
     14.7 Tenant shall reimburse Landlord for any excess water usage in the Premises. “Excess water usage” shall mean the excess of Tenant’s water usage during any billing period for water services over the estimated average water usage during the same period of typical office tenants in the Market Area. If Tenant connects into Landlord’s supplemental cooling system to be located on the roof of the Building, then Tenant shall reimburse Landlord for all costs incurred by Landlord therefore, as reasonably determined by Landlord. Landlord may install checkmeters to electrical circuits serving Tenant’s equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant’s electricity consumption is excessive, then Landlord may install at Tenant’s expense submeters to ascertain Tenant’s actual electricity consumption, and Tenant shall thereafter pay for such excess consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant’s electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds 2.0 watts per square foot of rentable area in the Premises for lighting and 3.0 watts per square foot of rentable area for other equipment. Similarly, Tenant shall reimburse Landlord for any excess usage of supplemental condenser water, which excess usage shall be paid for by Tenant in the same manner and subject to similar conditions as apply to excess water usage and electricity usage pursuant to this Section 14.7.
     14.8 Unless otherwise expressly provided in this Lease, costs for the services and utilities required to be furnished and/or performed by Landlord that are described in this Article XIV shall be passed through to Tenant as an Operating Expense to the extent permitted pursuant to Article IV hereof.
     14.9 Landlord shall at all times during the Lease Term operate and maintain the Building in keeping with standards appropriate for a Class A office building in the Market area. Landlord agrees to have its property manager meet with a representative of Tenant at least twice per month, at Tenant’s request, for the purpose of discussing Building management and operations. In the event that Landlord’s management agent does not provide adequate building management services in accordance with the requirements of this Lease, Tenant shall so notify Landlord identifying the specific problems in such service. In the event that such services remain inadequate sixty (60) days after Tenant’s initial notice to Landlord, Tenant may deliver a second notice of deficiency to Landlord, whereupon Landlord shall be obligated to replace the responsible property management staff member with a substitute, qualified staff member selected by Landlord. In the event that (i) the Building at any time is not being managed by Boston Properties Limited Partnership (or any affiliate thereof); (ii) CapitalSource Finance LLC (or a Successor or Affiliate of CapitalSource Finance LLC) is leasing at least 160,000 square feet of rentable area in the Building (unless Tenant is leasing less than 160,000 rentable square feet because Landlord has exercised a recapture right pursuant to Article VII hereof, in which event the rentable square footage of the space recaptured by Landlord shall be deducted from the foregoing 160,000 rentable square foot threshold) and is occupying at least 134,500 square feet of rentable area in the Building (for purposes of the foregoing requirement, Tenant shall be deemed to be “occupying” space that is subleased to Relationship Subtenants); and (iii) Tenant is still reasonably unsatisfied after sixty (60) days after the substitute property management staff member is appointed, then Tenant may require Landlord to replace its management agent with a substitute, qualified property management firm selected by Landlord and reasonably approved by Tenant.
ARTICLE XV
LIABILITY OF LANDLORD
     15.1 Landlord shall not be liable to Tenant or its Invitees for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1 to the contrary, Landlord shall not be released from liability to Tenant for damage or injury caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential damages or punitive damages or other special damages whatsoever.
     15.2 (a) Tenant hereby agrees to indemnify and hold Landlord harmless from and against all third-party claims, and all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and any costs of litigation) directly related to such third-party claims, suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant’s use or occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises during the Lease Term, except to the extent resulting from the negligence or willful misconduct of Landlord or its employees, agents or contractors, (iii) any negligence or willful misconduct by Tenant or its employees, agents and contractors, (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; and/or (v) Landlord’s compliance with Landlord’s covenants regarding certain restrictions on other tenants in the Building, pursuant to Section 25.25; except, if and to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Landlord’s or any of its agents’, contractors’, or employees’ negligence, misconduct or wrongful act or omission to act, and except, further, that Tenant’s obligation to indemnify Landlord pursuant to this Section 15.2 shall be applicable and shall be enforceable only to the extent that Landlord has suffered an actual and demonstrable loss caused by the breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event shall Tenant have any liability to Landlord for claims based on the interruption of or loss to Landlord’s business or for any indirect losses or consequential, punitive or other special damages whatsoever or for claims for which Landlord is insured or required under this Lease to be insured.
     (b) Landlord hereby agrees to indemnify and hold Tenant harmless from and against all third-party claims, and all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and costs of litigation) directly related to such third-party claims, suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building within Landlord’s control during the Lease Term, and (ii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, if and to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Tenant’s or any of its agents’, contractors’, employees’ or subtenant’s negligence, misconduct or wrongful act or omission to act, and except, further, that Landlord’s obligation to indemnify Tenant pursuant to this Section 15.2 shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential, punitive or other special damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured. Notwithstanding anything to the contrary in this Section 15.2(b) or elsewhere in this Lease, this Section 15.2(b) shall not apply to the holder of any mortgage or deed of trust secured by the Building unless and until such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of forclosure.
     15.3 In the event that at any time Landlord shall sell or transfer title to the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder arising from and after the date of the transfer, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.
     15.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.
     15.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment (except to the extent otherwise provided in Section 3.6 above) shall be limited to execution against the estate and interest of Landlord in the Building. In no event shall any other assets of Landlord, any partner of Landlord, the holder of any mortgage (or anyone claiming by, through or under such holder) or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of Landlord or any such other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any partner of Landlord in such partner’s capacity as a partner of Landlord.
ARTICLE XVI
RULES AND REGULATIONS
     16.1 Tenant and its Invitees shall at all times abide by and observe the Rules and Regulations attached hereto as Exhibit C. In addition, Tenant and its Invitees shall abide by and observe all other reasonable rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. Landlord shall in good faith endeavor to enforce such rules and regulations against other tenants in the Building; provided, however, (i) Landlord may elect to waive enforcement of a rule against other tenants in the Building if Landlord is also waiving enforcement of such rule against Tenant; (ii) the parties acknowledge that certain rules may apply differently to office and retail tenants; and (iii) Landlord shall not be liable to Tenant or its Invitees for the violation of such rules or regulations by any other tenant or such other tenant’s employees, agents, invitees, licensees, customers, subtenants, contractors, clients, family members or guests. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.
ARTICLE XVII
DAMAGE OR DESTRUCTION
     17.1 (a) If, during the Lease Term, the Premises or portions of the Building or common areas that are reasonably necessary for the tenantability of, or access to, the Premises are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises (including the Leasehold Work) and the Building to substantially the same condition they were in prior to such damage, except as provided in this Article XVII.
          (b) After the occurrence of such damage or destruction, Landlord shall promptly notify Tenant of Landlord’s determination (“Landlord’s Determination Notice”) of the date by which Landlord reasonably estimates it could substantially complete such repairs and restoration (the “Estimated Restoration Date”). If in the reasonable judgment of Landlord the repairs and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required government permits, then, for a period of forty-five (45) days after Tenant’s receipt of Landlord’s Determination Notice, Landlord and Tenant shall each have the right to terminate this Lease by providing written notice to the other.
     17.2 If neither party elects to terminate this Lease within the applicable period set forth in Section 17.1 above, Landlord shall proceed to repair and restore the Premises (including the means of access thereto and the Leasehold Work) and the Building utilizing the proceeds of Landlord’s insurance (covering damage to the Building and to the Leasehold Work (or any Phase thereof) up to the amount of the Allowance (or any portion thereof applicable to such Phase)) and Tenant’s insurance (covering the Leasehold Work in excess of the amount of the applicable portion of the Allowance), and Tenant shall be required to repair and restore at its sole expense all decorations, trade fixtures, furnishings, equipment and personal property installed by or belonging to Tenant. In connection with any restoration of the Leasehold Work, Landlord shall perform the Leasehold Work, and Landlord shall be obligated to pay for the cost of the Leasehold Work up to the amount of the Allowance (or applicable portion thereof). Landlord and Tenant agree that in the event of any overlap between Landlord’s insurance and Tenant’s insurance with respect to insuring the Leasehold Work, then Landlord’s insurance shall be primary. Tenant shall reimburse Landlord (within thirty (30) days of demand therefor) for the cost of any Leasehold Work (or any Phase thereof) above the amount of the Allowance (or any portion thereof applicable to such Phase).
     17.3 (a) If this Lease is not terminated pursuant to the provisions of this Article XVII, but the repairs and restoration of the Premises undertaken by Landlord are not substantially completed on or before the sixtieth (60th) day after the Estimated Restoration Date (the “Restoration Deadline”), then Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord at any time following the Restoration Deadline and prior to the date restoration of the damage is substantially completed. Notwithstanding the foregoing, the Restoration Deadline shall be extended on a day-for-day basis to the extent any of the following factors delay the repair and restoration of the Premises: (i) if the delay in completion is a result of a Tenant Delay; or (ii) if (x) the delay in completion is the result of a Force Majeure Delay, (y) Landlord has given Tenant notice of such delay reasonably promptly after the occurrence thereof, and (z) the necessary repairs and restoration are substantially completed within one hundred twenty (120) days after the Estimated Restoration Date, which time period shall not be further extended as a result of Force Majeure (the “Extended Restoration Deadline”). In the event the necessary repairs and restoration are not substantially completed on or before the Extended Restoration Deadline and the delay in completion is not the result of a Tenant Delay, then Tenant shall’ have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord within ten (10) business-days-after the Extended Restoration Deadline.
          (b) Notwithstanding anything to the contrary contained in this Article XVII, in the event such damage or destruction was caused by the willful misconduct of Tenant, then any right to terminate this Lease to which Tenant is otherwise entitled pursuant to this Article XVII automatically shall be void and of no force or effect whatsoever.
     17.4 If this Lease is terminated pursuant to this Article, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated as a result of such damage, until the repair and restoration of the Premises is completed, Tenant shall be required to pay annual Base Rent and Additional Rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area of the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises applying toward such costs and expenses the proceeds of Landlord’s and (to the extent, if any, provided in Section 17.2 above) Tenant’s insurance (covering damage to the Building and to the Premises). Provided, however, that Landlord shall not be obligated to restore the Premises or the Building if (i) the destruction was not caused by an insurable event, or (ii) the estimated cost of such restoration, as determined by Landlord’s architect, exceeds the sum of (x) any deductible under Landlord’s applicable insurance policy, plus (y) insurance proceeds available to Landlord for such restoration or the amount of insurance proceeds that Landlord would have received if Landlord had carried the insurance required in Section 13.2.

     17.5 If Landlord repairs and restores the Premises as provided in this Article XVII, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant (except the Leasehold Work pursuant to the provisions of Section 17.2) nor any of the trade fixtures, furnishings, equipment or personal property belonging to Tenant. If the Lease is not terminated pursuant to this Article, Tenant shall be required to repair and restore at its sole expense all such decorations, alterations, or improvements to the Premises previously made by or at the expense of Tenant and all such trade fixtures, furnishings, equipment and personal property belonging to Tenant.
     17.6 Notwithstanding anything to the contrary contained herein, if (a) the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, and (b) in the sole but not unreasonable judgment of Landlord the repairs and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage, and (c) Landlord terminates all other leases in the Building, then, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant within forty-five (45) days following such event. This right of termination shall be in addition to any other right of termination provided in this Lease.
ARTICLE XVIII
CONDEMNATION
     18.1 If the whole or a substantial part (as hereinafter defined) of the Building or the Premises, or the use or occupancy of a substantial part of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the annual Base Rent and Additional Rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 18.1, a “substantial part” of the Building or the Premises shall be considered to have been taken if, respectively, more than one-third (1/3) of the Building or the Premises is rendered unusable as a result of such taking.
     18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.
ARTICLE XIX
DEFAULT BY TENANT
     19.1 In addition to those events or occurrences described in this Lease as Events of Default, the occurrence of any of the following shall constitute an Event of Default by Tenant under the Lease:
          (a) If Tenant shall fail to pay any installment of annual Base Rent or Additional Rent or any other sums required by this Lease when due, and such failure shall remain uncured for a period of five (5) days after Landlord notifies Tenant in writing of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period (i.e., upon the third failure to pay when due in any 12-month period during which Landlord has already delivered to Tenant notices on two .(2) occasions of failure to make timely payment, an Event of Default shall occur on the date the payment is due and unpaid).
           (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this base and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant of such violation or failure. If such violation or failure is not capable of being cured within such thirty (30) day period, then provided Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure, such cure period shall be extended for the period necessary to complete such cure, but not to exceed one hundred twenty (120) days.
          (c) If Tenant shall abandon the Premises and shall not be paying rent hereunder.
          (d) If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.
     19.2 (a) If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section 19.2 shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention lo reenter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under the applicable Legal Requirements, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease, without prejudice, however, to Tenant’s liability for all Base Rent, Additional Rent and other sums specified herein. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such tem(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or my portion of the Premises or to collect any rent due upon such reletting. If there has occurred an Event of Default under this Lease, and Landlord has either terminated this Lease or Tenant’s right of possession hereunder, and Tenant has vacated the Premises, then Landlord shall thereafter use reasonable efforts to remarket the Premises and consummate market leasing transactions. Subject to the immediately preceding sentence, Landlord shall in no way be responsible or liable for an): failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued on such reletting (provided, however, that Landlord shall endeavor to act diligently in collecting any rent due or accrued on such reletting), to the end and intent that Landlord may elect to hold Tenant liable for the Base Rent, Additional Rent, and any and all. other-items of. cost and expense that Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Notwithstanding anything to the contrary in this obligated to pay throughout the remainder of the Lease Term. Notwithstanding anything to the contrary in this Section 19.2, Tenant expressly acknowledges that Landlord’s agreement to use reasonable efforts to relet the Premises in accordance with the terms and conditions herein specified shall in no event limit, restrict or prejudice Landlord’s right to lease all other vacant or to be vacated space in the Building or the Project prior to reletting the Premises. In addition, notwithstanding anything to fie contrary in this Article XIX, if a default occurs under this Lease and transmittal of any notice by Landlord that is required in order for such default to ripen into an Event of Default is barred by applicable jaw, then Landlord shall be entitled to immediately draw upon any Letter of Credit provided as security to Landlord hereunder the proceeds of which shall be applied in accordance with the terms of this Lease.
          (b) Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, Additional Rent, damages or other sum which may be due or sustained prior to such Event of Default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under the Lease or in placing the Premises in Class A rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other damages suffered or incurred by Landlord on account of such Event of Default (including, but not limited to late fees or other charges incurred by Landlord under any mortgage). Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and Additional Rent due or which would have become due from the date of such Event of Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following such Event of Default and continuing until the date on which the Lease Term would have expired but for such Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Tern), and it being further understood that if Landlord elects to bring suits & on time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, Additional Rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, plus (ii) all expenses (including broker and reasonable attorneys’ fees) projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) the fair market rental value of the Premises through the expiration of the scheduled Lease Term, taking into account Landlord’s reasonable estimate of vacancy periods that would occur through the expiration of the Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury. Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on, demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred.
          (c) In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any Base Rent, Additional Rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, “Extra Rent”) against Landlord’s damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. However, in such event, Tenant shall be responsible to compensate Landlord only for the portion of the reletting costs that are reasonably allocable to the Premises and to the period that would have constituted the remainder of the Lease Term. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord’s is right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.
     19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

          (b) All rights and remedies of Landlord or Tenant set forth herein are in addition to all other rights and remedies available to Landlord or Tenant hereunder or at law or in equity. All rights and remedies available to Landlord or Tenant hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant or Landlord hereunder or of any of landlord’s or Tenant’s rights or remedies in connection therewith. Neither party shall be deemed to have waived any default by the other party hereunder unless such waiver is set forth in a written instrument signed by the waiving party. If either party waives in writing any default by the other party, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
     19.4 If either party shall institute proceedings against the other and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s or Tenant’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of annual Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without . prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.
     19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord, upon reasonable prior notice to Tenant, may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (“Default Rate”) which is two percent (2%) higher than the publicly announced “prime rate” then being reported by the Bank of America (or its successor), from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by. Tenant or prevent. Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.
     19.6 If Tenant fails to make any payment of Base Rent or of Additional Rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of three and 25/100ths percent (3.25%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent due and payable hereunder with the next installment of annual Base Rent due hereunder.

     19.7 In the event either Landlord or Tenant shall employ an attorney to enforce the other party’s covenants and obligations under this Lease, whether or not Landlord proceeds to recover possession or Landlord or Tenant commence any other proceeding against the other party, the non-prevailing party shall be liable for all costs and expenses sustained by the prevailing party in the enforcement of such covenants and obligations, including but not limited to reasonable attorney’s fees and expenses, costs of collection and court costs.
ARTICLE XX
BANKRUPTCY
     20.1 The following shall be Events of Bankruptcy under this Lease:
           (a) Tenant’s or any guarantor’s (i) becoming insolvent, as that term is defined in Title 11 of the United States Code (“Bankruptcy Code”) or under the insolvency laws of any state, district, commonwealth or territory of the United States (“Insolvency Laws”), (ii) generally not paying its debts as they become due unless such debts are the subject of a bona fide dispute, or (iii) inability to pay its debts as they become due;
          (b) The appointment of a receiver, trustee, custodian, or any similar responsible party or representative, or the institution of a foreclosure action, for all or a substantial portion of Tenant’s or any guarantor’s property or assets;
          (c) The filing by Tenant or any guarantor of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;
          (d) The filing of an involuntary petition against Tenant or any guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within ninety (90) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or
          (e) Tenant’s or any guarantor’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.
     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Article XIX except as may be permitted by the applicable Bankruptcy laws, rules and regulations or by the Bankruptcy Court.

ARTICLE XXI
SUBORDINATION
     21.1 This Lease is subject and subordinate to the Ground Lease, and to any and all renewals, extensions, modifications or recasting thereof, which do not adversely affect Tenant’s rights or obligations hereunder.
     21.2 Subject to Tenant’s receipt of an SNDA in accordance with Section 21.4(d) below, this Lease shall be subject to and subordinate to the lien of any and all mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building, and to any and all renewals, extensions, modifications, recastings or refinancing thereof. Subject to Tenant’s receipt of an SNDA in accordance with Section 21.4(d) below, this Lease shall also be subject and subordinate to the lien of (i) any new first mortgage that hereafter may encumber the Building, and (ii) any second or junior mortgages that may hereafter encumber the Building, provided the holder of the first mortgage consents to such subordination. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.
     21.3 In confirmation of the foregoing subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificate or other document. In the event Tenant fails to execute such certificate or document within fifteen (15) days of being requested to do so by Landlord, Landlord shall have the right to send a second notice of request to Tenant. In the event Tenant fails to execute such certificate or document within five (5) days of such second request, Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building, Tenant shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or any deed in lieu obtained. Tenant agrees that upon such attornment, such purchaser shall not (i) be bound by any payment of annual Base Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such purchaser, (ii) be bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Building, (iii) be liable for damages for any act or omission of any prior landlord; (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord; (v) be obligated for construction of any improvements otherwise to be constructed by Landlord under the Lease (provided that the foregoing shall not affect any termination rights that Tenant may have for failure to complete such construction); or (vi) be obligated under any provision of this Lease setting forth terms of indemnification by Landlord of Tenant for any period before such purchaser succeeds to Landlord’s interest under this Lease. After succeeding to Landlord’s interest under this Lease, such purchaser shall cure any breaches of Landlord’s obligations under this Lease that are continuing after such Lender succeeds to Landlord’s interest, and thereafter shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.
     21.4 (a) After Tenant has received notice from any person, firm or other entity that it holds a mortgage, deed of trust or ground lease on the Building and/or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. For purposes of providing such notice, Tenant is hereby notified that WP Project Developer LLC, a Delaware limited liability company, having an address at One Wells Avenue, Newton, Massachusetts 02459; attention Stephen R. Karp, is the ground lessor under an existing ground lease of the Land to Landlord. The curing of any of Landlord’s defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord.
          (b) In addition to the time afforded the Landlord for the curing of any default, any such holder, trustee, or ground lessor shall have such additional time as may be necessary given the nature and extent of the default (including such time as may be necessary in order to foreclose the mortgage or obtain a deed in lieu thereof or otherwise obtain possession of the Land and Building) after the expiration of the period allowed to the Landlord for the cure of any such default within which to cure such default so long as any such holder, trustee or ground lessor acts with reasonable diligence.
          (c) In the event that any lender and/or Mortgagee providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that ministerial or immaterial modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant’s rights, benefits or use of the Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, and (iv) do not adversely affect any of Tenant’s other rights and benefits under this Lease or increase Tenant’s other obligations or liabilities under this Lease, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant agrees that it will not unreasonably refuse to execute, such amendment.
          (d) Landlord shall use its reasonable efforts to obtain from any future bolder of any mortgage or deed of trust on the Building a subordination and non-disturbance agreement (“SNDA”) on such holder’s standard form, containing commercially reasonable market provisions in favor of Tenant, to the end and intent that as long as no Event of Default exists under this Lease, the terms and conditions of this Lease shall continue in full force and effect and Tenant’s possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust. In the event Landlord is unable to obtain a non-disturbance agreement on Tenant’s behalf from the future holder of any such mortgage or deed of trust, then this Lease shall not be subordinated to the lien of such mortgage or deed of trust. Landlord agrees to pay for the lender’s fee for obtaining an SNDA and expenses of lender’s outside counsel (up to a maximum of $2,000) for each of (i) Landlord’s construction lender for the initial construction of the Base Building Work, and (ii) Landlord’s first permanent lender. Tenant shall pay the cost (if any) of obtaining any SNDA’s from any additional lenders.
ARTICLE XXII
HOLDING OVER
     22.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at a Base Rent and Additional Rent equal to one hundred fifty percent (150%) of the amount of the annual Base Rent and all Additional Rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Collection of the adjusted rent described herein shall be Landlord’s sole monetary remedy on account of Tenant’s failure to surrender possession of the Premises. Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises. Tenant shall be entitled to thirty (30) days’ written notice to quit the Premises, which notice shall not be given until the expiration of the Lease Term, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then Landlord, at its option may forthwith re-enter and take possession of the Premises by any legal process permitted in the State of Maryland.
ARTICLE XXII
COVENANTS OF LANDLORD
     23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 23.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.
     23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which .are hereby consented to by Tenant): (i) to change the street address or name of the Building (provided, however, that so long as Tenant is leasing and occupying at least 75,000 square feet of rentable area in the Building, Landlord shall not change the street address or name of the Building without Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed), or the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building (provided same does not materially, adversely affect Tenant’s use of or access to the Premises); (ii) to erect, use and maintain pipes and conduits in and through concealed portions of the

Premises; (iii) to grant to any tenant the exclusive right to conduct any particular legal business or undertaking in the Building, provided that such exclusive right shall not restrict the use that may be made of the Premises by Tenant or its assignees or subtenants; and (iv) to grant anyone the exclusive right from time to time on a temporary basis to use my portion of the common public areas of the Building (provided same does not materially, adversely affect Tenant’s use of or access to the Premises, and further provided that such use of the common public areas of the Building is appropriate for a Class A office building). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises.
ARTICLE XXIV
PARKING
     24.1 During the Lease Term, upon the written request of Tenant received by Landlord within one hundred eighty (180) days following the Lease Commencement Date, Landlord agrees to make available to Tenant and its employees and to Tenant’s permitted subtenants monthly parking permits in an aggregate amount not to exceed two (2) monthly parking permits for each one thousand (1,000) square feet of above grade rentable area in the Premises (excluding any storage space leased by Tenant) for the parking of standard-sized and compact passenger vehicle, including standard-sized sport utility vehicles, in the underground parking garage serving the Building (“garage” or “Garage”) on a non-exclusive, unassigned, first-come, first-served basis, except that fifteen (15) of the foregoing parking spaces shall be reserved spaces on the P-4 level of the garage (which may be achieved by utilizing two tandem spaces as a single reserved space), subject to Montgomery County ordinances. The charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the garage and consistent with prevailing rates being charged in Chevy Chase; Maryland for reserved and unreserved spaces, as applicable. In the event the Premises are expanded during the Term hereof, whether pursuant to Option Space or otherwise, Tenant shall have the right to additional non-exclusive, unassigned, first-come, first-served basis parking spaces based upon the same ratio as set forth above. In the event Tenant at any time fails to purchase any of the monthly parking permits made available to Tenant hereunder, Landlord agrees that, upon at least ninety (90) days’ prior notice from Tenant, Landlord will again make available to Tenant the parking permits that were previously under purchased by Tenant.
     24.2 It is understood and agreed that the garage will be operated on a combination valet parking and self-parking basis and that no specific parking spaces (other than the reserved spaces) will be allocated for use by Tenant, provided that Tenant will at all times have self-parking rights, which may be on a stacked parking basis. Landlord reserves the right to expand or withdraw the valet parking system or to establish other parking controls, rules or regulations, at any time and in its sole discretion. Each user of the garage will have the right to park in any available unreserved parking space in accordance with regulations of uniform applicability promulgated by Landlord or the garage operator. Notwithstanding anything herein to the contrary, Landlord hereby reserves the right from time to time to designate any portion of the garage to be used exclusively by Building visitors, retail patrons to the Building or the Project, and/or members of the public. In addition, Landlord may grant reserved parking spaces to other tenants in the Building. Tenant’s reserved spaces and non-stack areas of parking are as designated on the attached Exhibit I. It is not the intent of Landlord to provide more than two (2) spaces deep in stacked areas of the garage unless Landlord is otherwise required to do so by Montgomery County codes and ordinances.
     24.3 Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the garage and shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the garage operator governing its use, as well as the reasonable rules and regulations established from time to time by the Fee Owner. Tenant’s employees having the use of monthly parking permits shall be required to display an identification or parking sticker at all times in all vehicles parked in the garage. Any car not displaying such a sticker may be towed away at the vehicle owner’s expense in accordance with the garage rules and regulations. In addition, Landlord’s and Tenant’s use of the garage shall be subject to all Legal Requirements. If an employee of Tenant or other person who has been issued a permit for standard unreserved parking in the garage parks in a reserved parking space or in areas of the parking garage that are designated as reserved for the exclusive use of tenants other than Tenant, such employee shall be subject to enforcement measures, which may include violation ticketing at 125% of the daily parking rates then in effect in the garage.
     24.4 The garage will remain open on Monday through Friday (excluding Federal holidays) during the normal hours of operation of the Building on such days. Landlord reserves the right to close the garage during periods of unusually inclement weather and portions of the garage during periods of repair, cleaning and/or maintenance. At all times when the garage is closed, monthly permit holders shall be afforded access to the garage by means of a magnetic card or other procedure provided by Landlord or the garage operator.
     24.5 It is understood and agreed that the Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any vehicles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.
ARTICLE XXV
GENERAL PROVISIONS
     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.
     25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.
     25.3 Landlord recognizes The Meyer Group and Cassidy & Pinkard (collectively, “Brokers”) as the sole brokers procuring this Lease and shall pay said Brokers a commission pursuant to a separate agreement between said Brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Each party shall indemnify and hold the other party harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Lease, other than the Brokers.
     25.4 (a) Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as Landlord, Lender or any other holder of a mortgage secured by the Building may reasonably request on such form as Landlord, Lender or such holder may reasonably request. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant fails to execute such certificate within fifteen (15) days following Landlord’s request therefore. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or such Land or of Landlord’s interest therein, or any prospective assignee of any such mortgagee. Within fifteen (15) days following Tenant’s request therefore, Landlord shall execute and deliver to Tenant a comparable certificate.
     (b) On Landlord’s request (but, so long as there is no monetary default or any Event of Default continuing hereunder, such request shall not be more than once in any twelve.(12) month period), Tenant shall deliver to Landlord Tenant’s financial statements, audited by a certified independent public accountant, for the fiscal year ending in the previous calendar year stating, among other things, Tenant’s revenues and net income. Tenant shall make its chief financial officer available to answer any questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to hold the financial statements and other such additional information subject to customary confidentiality conditions.
     25.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.
     25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefore), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to the following addresses: (i) if to Landlord at c/o Boston Properties, 901 New York Avenue,

N.W., Suite 400, Washington, D.C. 20001, Attn: Regional General Counsel, with a copy to Boston Properties, 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610, Attn: General Counsel, (ii) if to Tenant, at the Premises, Attn: Chief Legal Officer, except that prior to the Lease Commencement Date, notices to Tenant shall be sent to 4445 Willard Avenue, Chevy Chase, ND 20815, Attn: Chief Legal Officer. Either party may change its address for the giving of notices by notice given in accordance with this Section.
     25.7 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.
     25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.
     25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement, or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.
     25.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland, without , regard to the conflicts of laws principles.
     25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.
     25.13 The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and biding only upon the execution and delivery of this Lease by both Landlord and Tenant.
     25.14 Time is of the essence of each provision of this Lease.
     25.15 This Lease (nor any memorandum thereof) shall not be recorded.
     25.16 Except as otherwise provided in this Lease, any amounts (whether referenced herein as “Additional Rent” or “additional rent”) owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of annual Base Rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty (20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.
     25.17 All of Tenant’s duties and obligations hereunder, including but not limited to Tenant’s duties and obligations to pay annual Base Rent, Additional Rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever. Landlord’s obligation to refund to Tenant any security deposit or overpayment made by Tenant pursuant to Article IV or Article V shall likewise survive the expiration or earlier termination of this Lease.
     25.18 In the event Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease (except the obligation to pay sums due under this Lease), and such delay, interruption or prevention is due to fire or other casualty, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith), act(s) of war, terror or terrorism, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord’s or Tenant’s reasonable control (whether similar or dissimilar) (collectively, a “Force Majeure Delay”), then Landlord or Tenant (as applicable) shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.
     25.19 Tenant hereby represents and warrants to Landlord that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so. Landlord hereby represents and warrants to Tenant that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord has been duly authorized to do so.
     25.20 Landlord and Tenant agree that the terms and conditions of this Lease shall remain confidential and shall not be disclosed, directly or indirectly, to any individual or entity by either Landlord or Tenant without the express written consent of the other, with the exception of consultants, employees, agents, lawyers, accountants and other professionals employed or retained directly by either or both of the parties to negotiate or work on this Lease who have a legitimate need to how such information and any other disclosures as may be required to comply with applicable Legal Requirements or otherwise required by a court of law or in connection with any other legal arbitration or dispute resolution proceeding. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of this Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Any and all public announcements regarding this Lease and any public announcement using either party’s name must be approved in writing by such party prior to publication or other dissemination.

     25.21 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.
     25.22 The term “days,” as used herein, shall mean actual days occurring, including, Saturdays, Sundays and holidays. The term “business days” shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that it is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.
     25.23 This Lease includes and incorporates Rider No. 1 and Exhibits A, B, C, D, E, F, G, H, I, J, K and L and Schedules 3.3,4.1(f), 25.25 and 30.1 to the Lease.
     25.24 (a) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the USA Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, good or services to or for the benefit of a Prohibited Person in violation of the USA Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Article XIX of this Lease and shall be covered by the indemnity provisions of Section 15.2 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
     (b) As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled or indirectly by, any person, group, entity or nation named on any list issued by OFAC pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which

Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the USA Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, good or services to or for the benefit of a Prohibited Person in violation of the USA Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (Z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the bolder of any direct or indirect interest in Boston Properties-Limited. Partnership.
     25.25. Landlord agrees that so long as (i) CapitalSource Finance LLC (or a Successor or Affiliate of CapitalSource Finance LLC) is leasing and occupying at least 125,000 square feet of rentable area in the Building (for purposes of the foregoing requirement, Tenant shall be deemed to be “occupying” space that is subleased to Relationship Subtenants and the foregoing “occupying” requirements shall not apply during the period ending three (3) years after the Lease Commencement Date), and (ii) no Event of Default has occurred and is continuing hereunder, then the provisions of this Section 25.25 regarding Tenant’s Competitors and Medical Use shall apply. Landlord agrees that Landlord shall not lease any space in the Building to a third party that (i) is one of Tenant’s Competitors (hereinafter defined); or (ii) is using such space for a Medical Use (hereinafter defined). In addition, Landlord will not knowingly lease space to a third party that is an affiliate of a Competitor (provided that Landlord shall not be obligated to undertake any inquiry or research to determine whether any particular tenant is an affiliate of a Competitor unless Landlord has an obvious reason to inquire). The term “Tenant’s Competitors” shall mean an entity that is a direct business competitor of Tenant in a substantially similar field of business, and who is identified in Schedule 25.25 hereof, or has been identified by a written update notice (an “Update Notice”) from Tenant to Landlord given no more often than once in any twelve (12) month period. It shall not be Landlord’s responsibility or obligation to be aware of the competitors of Tenant other than pursuant to a written notice given by Tenant no more often than once in any twelve (12) month period. In addition, once Landlord enters into a letter of intent or lease with a tenant in the Building that is not then currently on Schedule 25.25 (as then designated by Tenant in an Update Notice) at the time Landlord enters into such letter of intent or lease, then Tenant shall not have the right to add such tenant to Schedule 25.25 or otherwise to designate such tenant in an Update Notice. In addition, it shall not be Landlord’s obligation to restrict the use of any subtenants or assignees of other tenants in the Building, it being understood that Landlord’s responsibilities under this Section 25.25 relating to Tenant’s Competitors shall only apply to original direct leases between Landlord and its tenants (and not assignees or subtenants of the original tenants), provided that Landlord shall not allow or permit any Medical Uses in the Building, including assignees and subtenants of other tenants. The term “Medical Use” shall mean any use of space in the Building that involves consulting with or treating patients in the Building. “Medical Use” shall not include general office or administrative uses that are related to the health care field or that are related to a Medical Use that occurs in another location (for example, health insurance or billing services). In the event either (i) CapitalSource Finance LLC (or a Successor or Affiliate of CapitalSource Finance LLC) ceases to lease and occupy at least 125,000 square feet of rentable area in the Building (for purposes of the foregoing requirement, Tenant shall be deemed to be “occupying” space that is subleased to Relationship Subtenants), or (ii) an Event of Default occurs hereunder, then all of the provisions of this Section 25.25 shall automatically terminate and shall be null and void for the remainder of the Lease Term. In addition, in the event Tenant becomes an Affiliate of, any Successor of Tenant is, or Tenant subleases or assigns any portion of the Premises to, any of Tenant’s Competitors, then such Competitor shall automatically be deemed to no longer be a “Competitor” hereunder.
     25.26 The terms “include” or “including,” wherever used in this Lease, shall be construed as if such terms were in all cases followed by the words “without limitation.”
     25.27 Landlord represents and warrants to Tenant, as of the Effective Date, as follows:
     (a) Landlord has full right, authority and capacity to execute and deliver this Lease and to perform its obligations hereunder.
     (b) Landlord is not a foreign person subject to withholding tax as required by Section 1445 of the Internal Revenue Code.
     (c) There are no prohibitions against Landlord consummating the transactions contemplated in this Lease by any law, regulation, agreement, instrument, restriction, order or judgment.
     (d) Landlord has not received written notice of, and Landlord has no actual knowledge of, any action, suit, proceeding or investigation pending before any agency, court, or other governmental authority which relates to the Land. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, and Landlord has not received written notice of, and Landlord has no actual knowledge of, any such proceedings threatened against Landlord, nor are any such proceedings contemplated by Landlord, which would materially adversely affect Landlord’s leasehold interest in the Land or the ability of Landlord to perform its obligations under this Lease.
     (e) Landlord has not received any written notice of, and Landlord has no actual knowledge of, any condemnation proceedings having been instituted or threatened against the Land.
     References to the “knowledge” of Landlord shall refer only to the current actual (and not imputed or constructive) knowledge of James A. Hart, Peter Johnston, E. Mitchell Norville, and Kenneth Simmons (“Landlord Designated Employees”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Landlord or any affiliate of Landlord, or to any other officer, agent, manager, representative or employee of Landlord or any affiliate thereof or to impose upon the Landlord Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Each Landlord Designated Employee is acting in the capacity as agent or employee of Landlord and shall have no personal liability with respect to any representations, warranties or covenants of Landlord in this Lease.
ARTICLE XXVI
COMMUNICATIONS AND ACCESS; BUILDING RISERS
     26.1 Landlord agrees that, provided no Event of Default exists under this Lease, Tenant and its contractor shall be permitted non-exclusive access equal to its proportionate share (as determined from time to time based upon the number of rentable square feet of office space Tenant is leasing in the Building from Landlord, but in no event less than the four 4-inch conduits described below) of the available space in the Building risers and telecommunications closets, including without limitation the space above the ceilings and below the floors of the Premises, except such risers or closets being utilized exclusively by Landlord or other tenants in the Building (and excluding, in any event, such Building risers and/or telecommunications closets Located in mechanical rooms, basement space or other common and/or public areas of the Building) (collectively, “Risers”), at no additional charge therefore for the sole purpose of installing cabling and telecommunications equipment therein. Landlord shall provide for Tenant’s exclusive use, as part of (and not in addition to) Tenant’s proportionate share of Risers as set forth above, four (4) 4-inch conduits from the roof of the Building to the main Building telephone closet. The foregoing rights shall be subject to the terms and conditions set forth below:
          (a) Tenant shall submit to Landlord for Landlord’s prior written approval (which approval shall not be unreasonably withheld or delayed) reasonably detailed plans and specifications showing the locations within the Risers where such cabling and equipment will be installed. Tenant shall appropriately mark and/or tag all such cabling and equipment as reasonably required by Landlord to identify the owner and/or user thereof. If any such cabling and/or equipment are installed without Landlord’s prior written approval or without such appropriate identification, and Tenant fails to remove same within thirty (30) days after written notice from Landlord to do so, then Landlord shall have the right to remove and correct such improvements and restore the Risers to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. Tenant shall not be entitled at use or occupy a disproportionate amount of the available space in the Risers, based upon the proportion of the rentable area then being leased by Tenant to the aggregate rentable office area in the Building. Landlord makes no representation or warranty that the Risers will be adequate to satisfy Tenant’s needs.
          (b) Landlord agrees to allow Tenant’s fiber provider to have access to the Building in a mutually agreeable location. Tenant and its contractor shall coordinate any access to the Risers with Landlord’s property manager for the Building.
          (c) Tenant shall pay, at Additional Rent, all actual, out of pocket costs and expenses reasonably incurred by Landlord in connection with performance of such work by or on behalf of Tenant or its contractors, agents or employees.

          (d) Tenant and its contractor shall conduct their work in a manner that shall minimize disruption and inconvenience to other tenants and occupants of the Building.
          (e) During the installation, maintenance, repair, replacement, and removal of such cabling and equipment, Tenant shall keep all public areas of the Building where such work is being performed neat and clean at all times and Tenant shall remove or cause all debris to be removed from the Building at the end of each work day.
          (f) Tenant shall promptly repair, at its sole cost and expense, any damage done to the Building or to the premises of any other tenant in the Building and to any electrical, mechanical, HVAC, sprinkler, life safety and other operating system serving the Building or other common areas appurtenant to the Building that are caused by or arise out of any work performed by Tenant or its contractor pursuant to this Section.
          (g) Any contractor performing such work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
          (h) In performing such work, Tenant and its contractor shall observe Landlord’s rules and regulations regarding the construction, installation, and removal of Tenant improvements in the Building, which rules and regulations, together with any modifications thereto, shall be provided to Tenant, in writing, prior to enforcement.
          (i) Tenant shall be solely responsible at its sole cost and expense to correct and to repair any work or materials installed by Tenant or Tenant’s contractor. Landlord shall have no liability to Tenant whatsoever on account of any work preformed or material provided by Tenant or its contractor.
          (j) Tenant shall remove, at Tenant’s sole cost and expense, all cabling and equipment installed by or on behalf of Tenant or other occupants of the Premises from the Risers, by no later that, the expiration or earlier termination of this Lease. In the event Tenant is unable (after using ,reasonable good faith efforts or because Tenant continues to use and occupy the Premises until sufficiently late in the Term that the removal cannot reasonably be completed by the last day of the Term) to remove such equipment prior to the expiration or earlier termination of &is Lease, Tenant shall pay to Landlord, prior to such expiration or earlier termination, an amount reasonably estimated by Landlord for the cost of such removal (and Landlord shall be entitled to withhold such amount from the Security Deposit in the event of Tenant’s failure to pay such amount prior to the expiration or earlier termination of this Lease). All damages and injury to the Risers, the Premises or the Building caused by such removal (except for any negligence on the part of Landlord’s contractors, if applicable) shall be repaired by Tenant, at Tenant’s sole expense and in a manner approved by Landlord.
          (k) Landlord’s representative shall have the right to inspect any work performed by Tenant or its contractor during the normal hours of operation of the Building or such other hours as Landlord may request.

          (l) All work done and materials furnished by Tenant and/or its contractor shall be of good quality, shall be performed in a good and workmanlike manner and in accordance and compliance with all applicable Legal Requirements and the other applicable provisions of this Lease.
          (m) Any casualty or other damage to all or any portion of the Risers shall not affect Tenant’s obligations, duties, or responsibilities under this Lease.
     26.2 Tenant agrees that Tenant’s indemnity obligations set forth in Section 15.2 shall apply to Tenant’s use of the Risers or failure to remove from the Risers the cabling and telecommunications equipment located therein (said use shall include, without limitation, any installation or removal of the cabling and telecommunications equipment) and for any loss, cost or damages arising from the cessation or shortages of electrical power or any other systems failure arising from Tenant’s use of the Risers or the cabling and telecommunications equipment located therein.
ARTICLE XXVII
ROOF RIGHTS
     27.1 (a) Subject to the satisfaction, in Landlord’s reasonable judgment, of all of the conditions set forth in this Article, Tenant, at Tenant’s sole cost and expense, may install and maintain two (2) satellite dishes or antennae in the aggregate (collectively, the “Communications Equipment”) on the roof or penthouse of the Building for use in connection with Tenant’s business in the Premises. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Communications Equipment unless (I) such Communications. Equipment conforms to the specifications and requirements set forth in the .drawings and specifications prepared by a licensed professional (“Communications Equipment Drawings”), which Communications Equipment Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, (II) Landlord approves, which approval shall not be unreasonably withheld or delayed, the size, capacity, power, location and proposed placement and method of installation of such Communications. Equipment, and (III) Tenant obtains, at its sole cost and. expense, and provides copies to Landlord of all necessary governmental permits and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Communications Equipment upon the Building. Tenant, at Landlord’s direction, shall cause the Communications Equipment to be .painted in nonmetallic paint to match the materials on the penthouse, provided such painting shall have no adverse effect upon the performance of the Communications Equipment;. In addition, if the installation of the Communications Equipment on the roof of the Building would penetrate the roof of the Building, then Tenant shall not be permitted to install the Communications Equipment unless Tenant (i) contracts at no more than the current market rates with Landlord’s roofing contractor to retain the warranties and guaranties with respect to the roof, (ii) obtains the approval of Landlord, in writing, which approval shall not be unreasonably withheld provided the roof warranty will not be voided, and (iii) pays the cost of any structural support or alterations necessary to secure the Communications Equipment to the Building. The Communications Equipment shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, ail at Tenant’s sole expense. At the expiration or earlier termination of the Lease Term, the Communications Equipment shall be removed from the Building at Tenant’s sole cost and expense and that portion of the Building that has been affected by the Communications Equipment shall be retuned to the condition it was in prior to the installation of the Communications Equipment. Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant’s use of the Communications Equipment and Landlord shall have no liability therefore. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant’s installation, operation, maintenance and removal of the Communications Equipment.
          (b) Except as shown on the Communications Equipment Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Communications Equipment without Landlord’s prior written approval of such modification and the plans therefore, which approval may be granted, conditioned or withheld by Landlord in its sole but reasonable discretion. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Boston Properties, Inc., Boston Properties Limited Partnership, Landlord’s managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on arising out of or resulting from Tenant’s use of the Communications Equipment and/or the conduits to connect the Premises to the Communications Equipment. In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant’s use of the conduits to connect the Premises to the Communications Equipment.
          (c) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Communications Equipment. Landlord, at no cost to Landlord, shall cooperate with Tenant’s efforts to obtain such permits and approvals. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Communications Equipment, Tenant shall have no remedy, claim, cause of action or. recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.
          (d) Landlord makes no representations or warranties concerning the suitability of the Building for the installation, operation, maintenance and repair of the Communications Equipment, Tenant having satisfied itself concerning such matters.
          (e) Tenant shall not have access to the Communications Equipment without Landlord’s prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations hereunder only and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by

Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative and Tenant’s argument to reimburse Landlord for costs incurred by Landlord to make Landlord’s representative available to accompany Tenant if after normal business hours.
          (f) Upon at least thirty (30) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Communications Equipment, if in Landlord’s opinion such relocation is necessary or desirable. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such Communications Equipment; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall provide either (a) the same line of sight for such Communications Equipment as was available prior to such relocation, or (b) a line of sight for such Communications Equipment which is equivalent in all material respects to that available prior to such relocation.
          (g) It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such Communications Equipment or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Communications Equipment, Tenant shall remove or relocate such antenna at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefore.
          (h) The right to install Communications equipment upon the roof of the Building may be exercised by Tenant (or one permitted assignee at any one time pursuant to the terms of this Lease, but not any subtenants) for use only in the conduct of Tenants (or such permitted assignee’s) customary business in the Premises. No subtenant shall have any rights to install communications equipment on the roof of the Building pursuant to this Article.
          (i) Except as otherwise expressly provided for in this Article XXVII, Tenant’s right to use the roof or penthouse of the Building for the Communications Equipment shall be at no additional rental charge to Tenant during the Lease Tern.
     27.2 Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment except for physical damage caused by Landlord’s gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for Communications Equipment placed on the roof or penthouse of the Building to receive or transferring signals. The operation of the Communications Equipment shall be at Tenant’s sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located on the roof or penthouse of the Building; provided, however, that in the event Tenant’s equipment interferes with equipment placed on the Building by other tenants, and the parties cannot reasonably work out a resolution of such interference issues, then such other tenant shall be obligated to move or remove its equipment in order to resolve such interference issues.

ARTICLE XXVIII
[INTENTIONALLY DELETED]
ARTICLE XXIX
[INTENTIONALLY DELETED]
ARTICLE XXX
TENANT’S EXPANSION SPACE
OPTION SPACE
     30.1 Landlord agrees that Tenant shall have the option to lease, during the eleventh (11th)Lease Year of the Lease Term, an additional full floor of the Building (the “Option Space”) contiguous to the upper floors of the Premises (i.e. not including any first or second floor space), as the premises is then configured and expanded, commencing in the eleventh (11th) Lease Year of the Lease Term, subject to the following terms and conditions:
          (a) Landlord shall notify Tenant in writing of the availability of the Option Space (an “Option Notice”) which notice shall include the exact date that such Option Space will be available for Tenant’s occupancy (the “Option Space Commencement Date”), which commencement date shall occur during the eleventh (11th) Lease Year hereunder. The Option Notice shall. be given no later than six (6) months prior to the Option Space Commencement Date. Notwithstanding the foregoing, Landlord shall not be obligated to give any Option Notice during any time that an Event of Default has occurred and is continuing hereunder.
          (b) For all Option Space, all the terms, conditions, covenants and agreements set forth in the Lease shall apply and be binding upon Landlord and Tenant, except that (i) the annual Base Rent and any escalations thereof, with respect to the Option Space shall be one hundred percent (100%) of the then prevailing fair market Base Rent, and any escalations thereof, for the Option Space, and (ii) the abatements, allowances or other monetary concessions shall be the then prevailing fair market concessions for the Option Space. Notwithstanding the foregoing, rent shall commence for the Option Space on the earlier to occur of (x) ninety (90) days after delivery by Landlord of the Option Space to Tenant, or (y) commencement of beneficial use of the Option Space by Tenant. Such rent start date shall be a factor in determining the market Base Rent for the Option Space.
           (c) Tenant shall have a period (the “Option Exercise Period”) in which to exercise its option to lease the applicable Option Space. The Option Exercise Period shall commence no earlier than fifteen (15) months prior to the Option Space Commencement Date and shall expire the later to occur of (i) twenty (20) days after Landlord gives an Option Notice to Tenant, and (ii) twelve (12) months prior to the delivery date of the applicable Option Space as specified in the Option Notice. Tenant shall have the right to lease the Option Space from Landlord upon the terms and conditions set forth in this Lease commencing on the Option Space Commencement Date. In the event Tenant gives notice to Landlord (the “Option Space Election”) within the Option Exercise Period, then (x) such Option Space Election shall be an irrevocable commitment on the part of Tenant to lease such Option Space, and (y) Landlord and Tenant shall promptly (after rent and concessions are determined in accordance with the provisions below) execute an amendment to the Lease indicating the location and configuration of the Option Space, and the Base Rent, and escalations thereof payable with respect to the Option Space, as well as the lease security to be provided. The number of square feet of rentable area of the Premises shall be measured and calculated by Landlord’s architect, subject to confirmation by Tenant’s architect pursuant to the procedure set forth in subsection 30.1(c)(i) below, and shall be set forth in the amendment to the Lease.
          (i) For purposes of determining the size of any Option Space or ROFO Space (hereinafter defined), Landlord’s architect shall determine the exact number of square feet of rentable area included in the Option Space or ROFO Space in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-1996 (“BOMA”), and Landlord’s architect, at Landlord’s cost, shall provide Tenant with a copy of Landlord’s architect’s calculation of such numbers (“Landlord’s Calculation”). In addition, the parties acknowledge that the current BOMA measurement table is attached hereto as Schedule 30.1. In the event the BOMA measurement table is updated or modified after the Effective Date hereof and prior to the applicable date of measurement, then Landlord’s Calculation shall be in accordance with such revised BOMA measurement table, except that in no event shall the ratio of rentable area to usable area per full floor in the Option Space or ROFO Space exceed 1.15 to 1.00. Landlord’s Calculation shall be subject to confirmation by Tenant’s architect not later than forty-five (45) days following Tenant’s receipt of Landlord’s Calculation, at Tenant’s sole cost. In the event the rentable area figure determined by Tenant’s architect differs by no more than one and one-half percent (1.5%) (higher or lower) from Landlord’s figure, then Landlord’s figure shall be controlling. In the event the rentable area figure determined by Tenant’s architect differs by more than one and one-half percent (1.5%) (higher or lower) from Landlord’s figure, then Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy, and in the event they are not able to resolve such discrepancy, then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be biding on both Landlord and Tenant. During any such dispute, Tenant shall pay Base Rent to Landlord based on Landlord’s Calculation, subject to a reconciliation payment, retroactive to the applicable commencement date for the Option Space or ROFO Space, once the discrepancy is resolved. The fees of such independent architect shall be shared equally by Landlord and Tenant. Promptly after determination of the rentable area of the Building and the Premises in accordance with this Section 30.1(c)(i), Landlord and Tenant shall execute an amendment to this Lease stating the exact number of square feet of rentable area included in the Option Space and/or ROFO Space, and confirming that any numbers or calculations based upon the rentable area included in the Option Space and/or ROFO Space. The rentable area of the Option Space and/or ROFO Space shall thereupon be deemed conclusively determined between Landlord and Tenant, and shall not be subject to further modification or remeasurement (except in the case of an occurrence, such as casualty, condemnation, expansion or contraction, that results in a change in the amount of space constituting such space).
          (d) In the event Tenant gives an Option Space Election for any Option Space, the parties shall have thirty (30) days after Landlord’s receipt of the Option Space Election in which to agree on the annual Base Rent, and any escalations thereof which shall be payable for such Option Space, the abatements, allowances and other concessions, and the Lease security that may be required. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be the factors set forth in Rider No. 1 to this Lease. If the parties agree on the Base Rent, and escalations thereof, payable for the Option Space, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.
          (e) If, during such thirty (30) day period referred to in subparagraph 30.1(d) above, the parties are unable to agree on the rental rates and concession packages payable with respect to the Option Space, then the fair market rent, concession package and Lease security that will be applicable thereto shall be determined in accordance with the procedure set forth in Rider No. 1 to this Lease.
          (f) In no event shall Tenant have the right to lease less than all of the Option Space designated by Landlord in an Option Notice.
          (g) All work performed in the Option Space shall be performed in accordance with the terms and provisions of this Lease. Landlord agrees to provide Tenant’s architect “as built” CAD drawings of the Option Space, including base building construction as needed, to the extent such drawings are available.
          (h) Tenant shall be obligated to pay Additional Rent with respect to the Option Space in accordance with the provisions of Article IV of this Lease.
          (i) In the event Tenant fails to timely notify Landlord of its election to lease the Option Space, then Tenant’s rights under this Article shall be null and void and of no further force or effect and Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion.
          (j) The term of the lease for such Option Space shall be coincident with the remaining Lease Term (including any renewal term) under the Lease.
     30.2 At Landlord’s election, Landlord may rescind Tenant’s exercise of its option to lease any Option Space during any period in which an Event of Default exists under this Lease. If Landlord elects to rescind Tenant’s right to lease any Option Space as set forth in the preceding sentence, Landlord shall do so within 30 days after Tenant exercises its option to lease the Option Space.
     30.3 Tenant’s rights under this Article XXX shall survive any approved or permitted assignment of this Lease, but shall not be exercisable by any subtenants of Tenant. Tenant shall not be entitled to exercise its rights under this Article XXX to lease any Option Space if at the time Tenant would otherwise be entitled to exercise its rights, (X) Tenant has subleased more than fifty percent (50%) of the aggregate of (i) the original Premises, plus (ii) any additional expansion space then subject to this Lease; unless (Y) Tenant does not meet the foregoing requirement solely because of a sublease to a single subtenant that occupies at least 100,000 square feet of rentable area in the Building (regardless of whether or not other, smaller subleases also exist at such time). In clarification of the foregoing, if Tenant has a sublease to a single subtenant that occupies over 100,000 rentable square feet (a “Large Sublease”), then the calculation of whether Tenant has subleased more than fifty percent (50%) of the Premises shall be determined without regard to such Large Sublease.
     30.4 In the event Tenant Leases ROFO Space prior to the eleventh (11th) Lease Year hereunder pursuant to Article XXXI below and such ROFO Space is contiguous to the Premises, then such ROFO Space shall be deducted from the Option Space that Landlord is required to provide to Tenant pursuant to this Article XXX.
ARTICLE XXXI
TENANT’S RIGHT OF FIRST OFFER
          31.1 Landlord agrees that Tenant shall have the right, at any time and from time to time during the Lease Tern, to lease additional space in the Building (“ROFO Space”), including storage space, as it becomes “available” (as defined below), subject to the following terms and conditions:
          (a) Landlord shall notify Tenant of the availability of the ROFO Space (an “Availability Notice”). Notwithstanding the foregoing, Landlord shall not be obligated to give any Availability Notice during any time that an Event of Default has occurred and is continuing hereunder.
          (b) The annual Base Rent, and any escalations thereof, with respect to the ROFO Space (other than Recapture Space, which is defined below) shall be one hundred percent (100%) of the then prevailing fair market rent for the ROFO Space. The annual Base Rent, and any escalations thereof, with respect to the ROFO Space that is Recapture Space shall be the greater of (X) one hundred percent (100%) of the then prevailing fair market rent (defined below) for the ROFO Space, or (Y) the Base Rent, and escalations thereof, under the existing lease with the tenant that is then occupying the Recapture Space (in which latter case, however, the Base Rent and escalations shall be adjusted to market terms as of the date on which the lease term of such existing tenant would have expired if Landlord had not exercised its right to recapture the Recapture Space).
          (c) For a period of twenty (20) days after Landlord gives an Availability Notice to Tenant, except with respect to Recapture Space, Tenant shall have the right to lease the ROFO Space from Landlord upon the terms and conditions set forth in this Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet or provide any construction allowance for tenant improvements in the Premises) commencing on the date the ROFO Space becomes available as set forth in the Availability Notice. In the event Tenant gives notice to Landlord (the “ROFO Space Election”) within such twenty (20) day period that Tenant intends to lease the ROFO Space, then (x) such ROFO Space Election shall be an irrevocable commitment on the part of Tenant to lease such ROFO Space, and (y) Landlord and

Tenant shall promptly (after the Base Rent, and escalations thereof, are determined in accordance with the provisions below) execute an amendment to the Lease indicating the location and configuration of the ROFO Space, and the Base Rent, and escalations thereof, with respect to the ROFO Space, as well as the lease security to be provided. The number of square feet of rentable area of the Premises shall be measured and calculated by Landlord’s architect, subject to confirmation by Tenant’s architect pursuant to the procedure set forth in Section 30.1(c)(i), and shall be set forth in the amendment to the Lease.
          (d) In the event Landlord gives an Availability Notice to Tenant indicating that Landlord has the right to recapture any Recapture Space, then Tenant shall have the right to lease such Recapture Space by giving an ROFO Space Election within five (5) days after Landlord gives an Availability Notice, in which event (x) such ROFO Space Election shall be an irrevocable commitment on the part of Tenant to lease such Recapture Space, (y) Tenant shall reimburse Landlord for the reasonable costs associated with such recapture, including without limitation, any demising walls or other demising work required, promptly after Landlord provides reasonable evidence thereof; and (2) Landlord and Tenant shall promptly (after the Base Rent, and escalations thereof, are determined in accordance with the provisions below) execute an amendment to the Lease indicating the location and configuration of the Recapture Space and the Base Rent, and escalations thereof, payable with respect to the ROFO Space, as well as the lease security to be provided.
          (e) In the event Tenant gives an ROFO Space Election for any ROFO Space, the parties shall have thirty (30) days after Landlord’s receipt of the ROFO Space Election in which to agree on the annual Base Rent, and escalations thereof, which shall be payable for such ROFO Space, the abatements, allowances and other concessions, and the Lease security that may be required. The parties shall be obligated to conduct such negotiations in good, faith. Among the factors to be considered by the parties during such negotiations shall be the factors set forth in Rider No. 1 to this Lease. If the parties agree on the Base Rent, and escalations thereof, payable for the ROFO Space, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.
          (f) If, during such thirty (30) day period referred to in subparagraph 31.1(e) above, the parties are unable to agree on the Base Rent, and escalations thereof payable with respect to the ROFO Space, then the fair market rent, concession package and Lease security that will be applicable thereto shall be determined in accordance with the procedure set forth in Rider No. 1.
          (g) For all ROFO Space, all the terms, conditions, covenants and agreements set forth in the Lease; shall apply and be binding upon Landlord and Tenant, except that (i) the annual Base Rent payable shall be the amount specified in Section 31.1(b) above, (ii) the Lease security shall be increased pursuant to the procedure set forth in Section 31.1(e) and (f) above, and (iii) abatements, allowances or other monetary concessions shall apply to the ROFO Space as set forth above. Notwithstanding anything herein to the contrary, there shall be no abatements, allowances, monetary concessions, or other concession package for any space that is Recapture Space, except as otherwise may be agreed by the parties in calculating fair market rent.

          (h) In no event shall Tenant have the right to lease less than all of the ROFO Space designated by Landlord in an Availability Notice.
          (i) Tenant shall accept the ROFO Space in “as is” condition as of the date the same is delivered to Tenant. All work performed in the ROFO Space shall be performed in accordance with the terms and provisions of this Lease.
          (j) Tenant shall be obligated to pay Additional Rent with respect to the ROFO Space in accordance with the provisions of Article IV of this Lease.
          (k) In the event Tenant fails to timely notify Landlord of its election to lease the ROFO Space, then Tenant’s rights under this Article shall be null and void and of no further force or effect with respect to the ROFO Space that is the subject of a particular Availability Notice, and Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion; however, if such space thereafter again becomes available for leasing, then Tenant’s rights under this Article shall again be applicable.
          (l) The term of the lease for such ROFO Space shall be coincident with the remaining Lease Term (including any renewal term) under the Lease.
          (m) Notwithstanding anything herein to the contrary, Landlord shall not be obligated to offer or lease any ROFO Space to Tenant in the Building in the event there are three (3) or fewer years remaining in the Lease Term, unless Tenant exercises an option to extend the term of this Lease in accordance with Rider No. 1 hereof. Landlord shall endeavor, however, to give Tenant notice of any space that becomes available for leasing at a time when (i) less than three (3) years remain in the Lease Term, and (ii) Tenant is still within the time period to exercise any Renewal Option, so that Tenant may consider whether to exercise any available Renewal Option.
     31.2 Except as otherwise provided below, space shall be considered to become “available” in the event (i) an existing lease with another tenant expires or is soon to expire and such tenant has not extended or renewed such lease, and Landlord is prepared to offer such space for leasing by any party other than such existing tenant; or (ii) Landlord recaptures or has a present right to recapture such space as a result of a tenant default or a tenant’s request to assign or sublease such space. Space that becomes available pursuant to clause (ii) of the immediately preceding sentence shall be referred to herein as “Recapture Space.” Landlord shall use reasonable efforts to include standard recapture rights in the assignment and subletting provisions of all other tenants’ leases in the Building. The parties acknowledge that, as part of Landlord’s initial lease-up of the Building (the “first generation leases”), Landlord shall be entitled to enter into such first generation leases without such space being considered “available” for purposes of this Lease, and Landlord shall be entitled to grant “fixed” expansion and extension options to other tenants under first generation leases. Space shall not be considered to be “available” for purposes of this Lease in the event tenants exercise any such “fixed” expansion and extension rights under such first generation leases. Once space becomes “available” any time after the initial lease-up of the Building, then such space shall be offered to Tenant pursuant to this Article XXXI as ROFO Space. In the event Tenant elects (or is deemed to have elected)

not to lease any such ROFO Space, then Landlord shall be free to lease such space to third parties, including any extension or expansion rights, rights of first offer or similar rights, and such space shall not be considered “available” for purposes of this Lease until such leases expire without such tenants exercising any rights to extend or expand or similar rights.
     31.3 At Landlord’s election, Landlord may rescind Tenant’s exercise of its option to lease any ROFO Space during any period in which an Event of Default exists under this Lease. If Landlord elects to rescind Tenant’s right to lease any ROFO Space as set forth in the preceding sentence, Landlord shall do so within 30 days after Tenant elects to lease the ROFO Space.
     31.4 If Tenant leases any ROFO Space hereunder, Landlord shall deliver possession of the ROFO Space to Tenant promptly after the date on which the ROFO Space is vacated by the prior tenant thereof, and the term with respect to such ROFO Space shall be coterminous with the term for the initial Premises (including any renewal term). Landlord shall incur no liability, and the expiration date of the term for which the ROFO Space is leased shall not be extended, if Landlord is unable to deliver possession of the ROFO Space to Tenant due to any holdover tenant’s refusal to vacate, or for any other reason. Landlord agrees to use reasonable efforts to obtain possession of the ROFO Space as soon as reasonably possible, including, without limitation, the commencement of eviction proceedings, which Landlord shall pursue in a diligent and expeditious manner. Any ROFO Space which is leased to Tenant shall be delivered by Landlord and accepted by Tenant in its then-current “ as is” condition.
     31.5 Landlord agrees to meet periodically with Tenant, at mutually agreeable times within normal business hours, to discuss the status of upcoming lease expirations within the Building.
     31.6 Tenant’s right under this Article XXXI shall survive any approved or permitted assignment of this Lease. Tenant shall not be entitled to exercise its rights under this Article XXXI to lease any ROFO Space if at the time Tenant would otherwise be entitled to exercise its rights, (X) Tenant has subleased more than fifty percent (50%) of the aggregate of (i) the original Premises; plus (ii) any additional expansion space then subject to this Lease; unless (Y) Tenant does not meet the foregoing requirement solely because of a sublease to a single subtenant-that occupies at feast 100,000 square feet of rentable area in the Building (regardless of whether or not other, smaller subleases also exist at such time). In clarification of the foregoing, if Tenant has a sublease to a single subtenant that occupies over 100,000 rentable square feet (a “Large Sublease”), then the calculation of whether Tenant has subleased more than fifty percent (50%) of the Premises shall be determined without regard to such Large Sublease.
     31.7 No abatements, allowances or other concessions shall apply with respect to the ROFO Space that is Recapture Space, except as otherwise may be agreed by the parties in calculating fair market rent.

ARTICLE XXXII

STORAGE SPACE
          32.1 Upon completion of the Building design, and following the determination by Landlord of the location and amount of storage space to be available in any below-grade levels of the Building, Landlord shall give written notice to Tenant (the “Storage Availability Notice”) of the size and location of all storage space in the Building. By written notice delivered to Landlord not later than twenty (20) days after Landlord gives Tenant the Storage Availability Notice, Tenant shall have the right to elect to lease from Landlord during the Lease Term, up to the greater of (i) fifty percent (50%) of the storage space in the Building as specified in the Storage Availability Notice, or (ii) fifteen hundred (1,500) square feet of storage space, the location and configuration of which shall be designated in an amendment to this Lease (the “Storage Spacey”). If Tenant timely elects to lease the Storage Space, then the following provisions of this Article shall apply. Commencing on the Lease Commencement Date, Tenant shall pay annual Base Rent for such Storage Space in an amount equal to Twenty Dollars ($20.00) multiplied by the total number of square feet of area in such Storage Space (the “Storage Space Rent”). Beginning on the first day of the second (2nd) Lease Year, and on the first day of each and every Lease Year thereafter, such annual Storage Space Rent shall be increased by an amount equal to two and one-half percent (2.5%) of the annual Storage Space Rent in effect during the immediately preceding Lease Year. The annual Storage Space Rent shall be payable in equal monthly installments in advance on the first day of each month. Except as otherwise specified herein, all of the terms, covenants, conditions and provisions of this Lease, except those contained in Section 4.1 and Exhibit B, shall apply to such Storage Space. Landlord shall, at Landlord’s expense, partition the perimeter boundaries of the Storage Space, and provide lighting and a door, frame and hardware with building standard lock set (keyed for Tenant’s use only), but Landlord shall not be obligated to provide any other alterations or improvements to or for such Storage Space. In addition, Landlord shall not be obligated to furnish any utilities or services to such Storage Space except for electricity reasonably sufficient for lighting the Storage Space. Tenant shall use any such Storage Space exclusively for storage purposes consistent with a Class A office building and for no other use or purpose and otherwise in accordance with this Lease (and in no event shall employees of Tenant or other persons occupy or work from such Storage Space). Furthermore, in no event shall Tenant store materials that may attract rodents or other pests in the Storage Space.
ARTICLE XXXIII
GENERATOR AND AIR CONDITIONER RIGHTS
     33.1 As part of the Leasehold Work or thereafter as an Alteration and subject to the conditions and requirements of this Article XXXIII, Article IX and Exhibit B, Tenant (or any Successor or Affiliate of Tenant) shall be permitted to install, at its sole cost and expense, (i) a back-up power generator and all necessary fuel tanks (if any), batteries (if any), and feeders and conduits extending from such generator to the Premises (collectively, the “Generator”), and (ii) a 100 ton capacity supplemental air conditioning unit and all necessary piping and connections extending from such air conditioning unit to the Premises and the Generator (collectively, the “AC Unit”), provided that Tenant’s right to install the AC Unit shall be subject to the availability of space if Tenant desires to install the AC Unit following completion of the Leasehold Work as more particularly described in Section 33.2. The Generator and the AC Unit are collectively referred to herein as the “Supplemental Equipment.”
     33.2 The Generator shall be placed in a location in the area indicated therefor on Exhibit A-5 (the “Generator Support Area”). If the AC Unit is installed as part of the Leasehold Work, the AC Unit shall be placed in one of the two locations indicated on Exhibit A-6 as selected by Tenant prior to commencement of the Leasehold Work. If Tenant desires to install the AC Unit as an Alteration after the completion of the Leasehold Work, such installation shall be permitted only if space is then available on the roof of the Building (Landlord having no obligation to reserve any such space for Tenant following completion of the Leasehold Work), and if such space is available, the AC Unit will be placed in a location on the roof of the Building designated by Landlord in its reasonable discretion. The areas in which the Generator and AC Unit will be located shall be subject to all of the provisions of the Lease as if they were located within the Premises including Tenant’s obligation, if required, to obtain all governmental and other approvals; provided, however, Tenant shall not be obligated to pay Base Rent or Operating Expenses associated with such areas. The location on Exhibit A-6 selected by Tenant for the AC Unit (if the installation of the AC Unit shall occur during the Leasehold Work), or the location for the AC Unit designated by Landlord (if the installation of the AC Unit is to occur as an Alteration following completion of the Leasehold Work and space is then available on the roof of the building to accommodate the AC Unit), is defined herein as the “AC Unit Support Area.” The AC Unit Support Area and the Generator Support Area are collectively referred to herein as the “Support Areas.” The Generator Support Area (but not the AC Unit Support Area) shall be deemed to be located in a Storage Space, and Tenant will pay the rent applicable to such Storage Space pursuant to the provisions of Section 32.1 hereof.
     33.3 The Generator shall be used only for backup operations during the pendency of any power outages. The Generator shall, not be used (a) for the benefit of any other tenant of the Project without Landlord’s consent, which may be granted or withheld in Landlord’s sole but reasonable discretion, or (b) for peak use sharing or operating during business hours except during Building power outages. The AC Unit shall be used only for supplemental air conditioning for the Premises and shall not be used for the benefit of any other tenant of the Project without Landlord’s consent, which may be granted or withheld in Landlord’s sole but reasonable discretion.
     33.4 Tenant’s right to install or modify the Supplemental Equipment is conditioned upon Landlord’s prior written approval of all equipment to be installed. Tenant shall provide Landlord mechanical and electrical drawings and specifications by a licensed professional engineer, which drawings and specifications shall include a written description of the Supplemental Equipment, including make, model, size, capacity, noise specifications, specifications for exercising the Supplemental Equipment, the proposed routing of cables, pipes and conduits, location of peripheral equipment and, with respect to the Generator, fuel types and location of the exhaust pipe termination points(s).
     33.5 Construction of the Support Areas and installation of (i) the Supplemental Equipment and (ii) any protective enclosure around the Supplemental Equipment or any screening materials, required by Landlord in its sole discretion, and (ii) any conduits, feeders, equipment areas connecting the Supplemental Equipment and/or the Support Areas to the

Premises (collectively, the “Supplemental Equipment Alterations”), shall be performed pursuant to and in accordance with the plans and specifications prepared by licensed engineers and reviewed and approved by Landlord and, if required, Landlord’s engineers, in writing, and the other provisions of this Lease. Tenant shall repair all damage caused to the Project by the Supplemental Equipment Alterations and upon removal of the Supplemental Equipment or termination of this Lease, restore all such areas as reasonably required by Landlord. Tenant shall pay for, at its cost, all required enclosures, structural modifications to provide any necessary additional load bearing capability, and all other reasonable requirements of Landlord and any applicable Legal Requirements in connection with the Supplemental Equipment or the Supplemental Equipment Alterations. Tenant will allow Landlord’s designee to be present during the installation of the Supplemental Equipment and the Supplemental Equipment Alterations. During the Lease Term, Tenant will not make any material repairs or alterations to the Supplemental Equipment or Supplemental Equipment Alterations without obtaining Landlord’s prior written consent.
     33.6 All testing and exercising of the Supplemental Equipment shall occur during other than the Project’s normal business hours unless Landlord determines that such testing and exercising during the Project’s normal business hours shall not disturb the other tenants of the Project.
     33.7 Tenant at its sole expense shall comply with all Legal Requirements and the requirements of Landlord’s insurer with respect to the installation, repair, maintenance or operation of the Supplemental Equipment and the Supplemental Equipment Alterations (including all ancillary equipment). Tenant shall at its expense obtain all permits, variances and licenses required by Legal Requirements relating to the Supplemental Equipment and the Supplemental Equipment Alterations and shall deliver copies to Landlord.
     33.8 Landlord shall have the right, but not the obligation, to enter the Support Areas upon reasonable advance notice at all reasonable times for the purpose of inspecting the Supplemental Equipment and the Supplemental Equipment Alterations or exhibiting the Building, and only upon such notice as is practicable under the circumstances in the event of an emergency, to make repairs.
     33.9 Landlord may from time to time require Tenant to relocate some or all the Supplemental Equipment or the Supplemental Equipment Alterations to another site to be determined by Landlord in its sole discretion at Landlord’s sole expense. In such event, Tenant’s means of access to such Supplemental Equipment and the Supplemental Equipment Alterations will be relocated at Landlord’s sole expense in a manner so as not to unreasonably impair the availability of the Generator as a backup power source or the AC Unit’s provision of air conditioning to the Premises. If Landlord elects to relocate any Supplemental Equipment or Supplemental Equipment Alterations, the costs shall be borne by Landlord unless such relocation is required by Legal Requirements. In the event Landlord elects to relocate any Supplemental Equipment or Supplemental Equipment Alterations, Tenant shall be entitled to at least thirty (30) days written notice, except in an emergency.
     33.10 Tenant shall submeter all electrical usage at Tenant’s sole cost and pay the costs of all utilities services required for Tenant’s use of the Supplemental Equipment.

     33.11 The installation, repair, maintenance and operation of the Supplemental Equipment and the Supplemental Equipment Alterations will be at Tenant’s sole risk, cost and expense. Landlord or its agents or employees shall not be liable for any costs or expenses caused in any manner by such installation, repair, maintenance and operation.
     33.12 Upon the expiration or earlier termination of this Lease, Tenant shall remove the Supplemental Equipment and the Supplemental Equipment Alterations (including any cables, wires, lines, pipes or piping installed in the interior of the Building in connection therewith) at its sole expense, restore the portions of the Building in which the Supplemental Equipment or Supplemental Equipment Alterations were located to their condition prior to installation of the Supplemental Equipment and Supplemental Equipment Alterations, and shall repair any damage to the Building, Project or the Premises caused by or resulting from such removal.
     33.13 Landlord makes no warranties or representations concerning the suitability of the Support Areas for the installation of the Supplemental Equipment.
ARTICLE XXXIV

GOVERNMENTAL INCENTIVES
     34.1 It is mutually acknowledged that Tenant may negotiate with Montgomery County and/or the State of Maryland for certain tax reductions (the “Tax Reductions”) by application of the provisions of Sections 52-69 through 52-79 of the Montgomery County Code (1998 L.M.C., ch. 9, Section 1) and Section 9-230 of the State of Maryland Tax-property Article which are intended to benefit office tenants in the State of Maryland and Montgomery County. Landlord and Tenant mutually agree that the economic benefit of any such Tax Reductions related to Tenant’s occupancy of the Premises shall accrue solely to Tenant. Landlord agrees that on the date that Landlord actually obtains the benefit of any such Tax Reductions resulting directly from the application of the laws described herein to Tenant’s business operations in the Building, Landlord, at Landlord’s election, either shall pay Tenant the amount of the Tax Reductions or shall direct Tenant to deduct the amount of the Tax Reductions from its next estimated payment or payments of Base Rent and Additional Rent due under this Lease. In the event Landlord fails to timely notify Tenant of Landlord’s election as described in the preceding sentence, Tenant may deduct the amount of such Tax Reductions from its next payments or estimated payments of Base Rent and Additional Rent due under this Lease. It is expressly agreed that in order to avoid duplication of the benefit to Tenant resulting from the Tax Reductions, the computation of Real Estate Taxes set forth in Article IV, shall be made without regard to the Tax Reductions (i.e. Tenant’s obligation under Article IV shall be computed using the gross amount of Real Estate Taxes before the Tax Reductions). Tenant shall only be entitled to the Tax Reductions arising directly, from Tenant’s business operations in the Building and shall not be entitled to any similar Tax Reductions arising from or attributable to any other tenant’s or occupant’s conduct of business in the Building or otherwise. Landlord shall cooperate with Tenant at Tenant’s sole cost and expense in obtaining the Tax Reductions.
[Signatures follow on next page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.

LANDLORD:

WISCONSIN PLACE OFFICE LLC, a Delaware limited liability company

WITNESS:	By:	Wisconsin Place Office Manager LLC, a Delaware limited liability company, its Manager

/s/ K. Colby	By:	/s/ Raymond A. Ritchey		[SEAL]

Kevin Colby		Name:	Raymond A. Ritchey
		Title:	Executive Vice President

WITNESS:	TENANT:

CAPITALSOURCE FINANCE LLC, a Delaware limited liability company

/s/ Ethan J. Friedman	By:	/s/ David M. Martin		[SEAL]

Ethan J. Friedman		Name:	David M. Martin
		Title:	General Counsel

RIDER NO. 1
RENEWAL
          THIS RIDER NO. 1, RENEWAL (“Rider”), is attached to and made a part of that certain Lease dated as of April 27, 2007 (“lease”), by and between Wisconsin Place Office LLC, a Delaware limited liability company (“Landlord”), and CapitalSource Finance LLC, a Delaware limited liability company (“Tenant”). The terms used in this Rider which are defined in the Lease have the same meanings as provided in the Lease.
          WITNESSETH, that for and in consideration of Tenant’s entering into the Lease described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the right to renew the initial term of the Lease upon the following terms and conditions:
     1. Landlord hereby grants to Tenant the right, exercisable at Tenant’s option (a “Renewal Option”), to renew the term of the Lease for two (2) additional terms of five (5) years each (each, a “Renewal Term”). If timely exercised and if the conditions applicable thereto have been satisfied, the first (1st) Renewal Term shall commence immediately following the end of the initial term provided in Section 2.1 of the Lease, and the second (2nd) Renewal Term shall commence immediately following the end of the first (1st) Renewal Term. Each right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:
          (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice of the exercise thereof (“Renewal Option Notice”) not earlier than twenty-eight (28) months and not later than twenty-four (24) months prior to the expiration of the initial term of the Lease or the expiration of the first (1st) Renewal Term, as applicable. In the event that a Renewal Option Notice is not given in a timely manner, Tenant’s right of renewal with respect to each Renewal Term shall lapse and be of no further force or effect. At Landlord’s election, Landlord may rescind Tenant’s exercise of its Renewal Option during any period in which an Event of Default exists under this Lease. If Landlord elects to rescind Tenant’s exercise of its Renewal Option as set forth in the preceding sentence, Landlord shall do so within 30 days after Tenant exercises its Renewal Option.
          (b) Promptly following Landlord’s timely receipt of the Renewal Option Notice for such Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual Base Rent which shall be payable during each year of the applicable Renewal Term and the Lease security that may be required, it being intended that such annual Base Rent for the first Renewal Term shall be equal to ninety-five percent (95%) of the then prevailing fair market rent for the Premises, and the Base Rent for the second Renewal Term shall be equal to one hundred percent (100%) of the prevailing fair market rent for the Premises. The parties shall have thirty (30) days after Landlord’s receipt of the Renewal Option Notice in which to agree on the annual Base Rent which shall be payable during each year of such

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Renewal Term and the Lease security that may be required. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market for Class A office buildings in the Market Area, (ii) rental rates then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building, (iii) the rental rates then being obtained by Landlord for comparable office space in the Building, (iv) Base Rent escalations and pass throughs of Operating Expenses as provided in the Lease, (v) concession packages then being granted (or offered if comparables are not readily available) by other building owners for office buildings in the Market Area of comparable size, location and quality to the Building, (vi) concession packages then being granted by Landlord for comparable office space in the Building, and (vii) consideration of what would constitute an appropriate security deposit securing the performance of Tenant’s obligations with respect to the Premises, given Tenant’s creditworthiness at the time, any out-of-pocket expenditures by Landlord in connection with such renewal, and prevailing market conditions for security deposits for lease renewals at the time, and Tenant shall be required to post any such security. The annual Base Rent payable for the Premises shall be increased, as of the first day of the second Lease Year after the commencement of the Renewal Term hereunder, and on the first day of each and every Lease Year thereafter, if any, during the Term of this Lease in accordance with the provisions of Section 3.2 of this Lease, and such escalation provision shall be taken into account in establishing the initial market rental rate applicable during the Renewal Term. If the parties agree on the Base Rent payable for the Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.
          (c) If, during such thirty (30) day period referred to in subparagraph (b) above, the parties are unable to agree on the rental rates and concession packages payable with respect to the Renewal Term, then the fair market rent, concession package and Lease security that will be applicable thereto shall be determined in accordance with the procedure set forth in this subparagraph (c). Within ten (10) days after expiration of such thirty (30) day period, the parties shall appoint an independent, unaffiliated real estate broker who shall be a member of the National Association of Realtors (or its successor) or the Greater Washington Commercial Association of Realtors (or its successor), and shall have at least ten (10) years relevant experience in office rentals in the Market Area (a “Qualified Broker” or “Broker”) and shall be mutually agreeable to both Landlord and Tenant. If the parties are unable to agree on a Qualified Broker within such ten (10) day period, then each party, within five (5) days after the expiration of the aforesaid ten (10) day period, shall appoint a Qualified Broker. Said Qualified Brokers shall each determine the fair market rental rate, concession package and lease security for the Renewal Term within sixty (60) days. If the lower of the two determinations as to any of the foregoing items is not less than ninety-five percent (95%) of the higher of the two determinations,. then the fair market rental rate, concession package and/or lease security (as applicable) for the Renewal Term shall be the average of the two determinations. If the lower of the two determinations as to any of the foregoing items is less than ninety-five percent (95%) of the higher of the two determinations, then the two Qualified Brokers shall render separate written reports of their determinations and within fifteen (15) days thereafter the two Qualified Brokers shall appoint a third Qualified Broker with like qualifications. Such third Qualified Broker shall be furnished the written reports of the first two Qualified Brokers. Within fifteen (15) days after the appointment of the third Qualified Broker, the third Qualified Broker shall appraise the fair

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market rental rate, concession package and lease security for the Renewal Term (or any of the foregoing items that has not already been established pursuant to the foregoing provisions of this paragraph). The fair market rental rate, concession package and/or lease security (as applicable) for the Renewal Term for purposes of this Section shall equal the average of the two closest determinations; provided, however, that (a) if any one determination with respect to any of the foregoing items is agreed upon by any two of the Qualified Brokers, then such determination shall be utilized, and (b) if any one determination with respect to any of the foregoing items is equidistant from the other two determinations, then such middle determination shall be utilized. Landlord and Tenant shall each bear the cost of its Broker and shall share equally the cost of the third Broker. In the event Landlord and Tenant mutually agree on a sole Broker as set forth above (i.e., Landlord and Tenant do not use the three broker method also set forth in this subparagraph (c)), Landlord and Tenant shall share equally in the cost of such sole Broker.
          (d) During each Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease, including, without limitation, the exclusive use provision set forth in Section 25.25 hereof (subject to and in accordance with the terms and conditions contained therein), shall continue to apply and be binding upon Landlord and Tenant, except that (i) the annual Base Rent payable during each year of the Renewal Term shall be the amount specified is paragraph 1(b) above, (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the second (2nd) Renewal Term, and.(iii) no abatements, allowances or other monetary concessions shall apply during the applicable Renewal Term, except as specifically set forth herein.
     2. If Tenant’s right of renewal with respect to the first Renewal Term lapses for any reason, then Tenant’s right with respect to the second Renewal Term shall similarly lapse and be of no further force or effect.
     3. Tenant’s rights under this Rider I shall survive any approve or permitted assignment of the Lease. Tenant shall not be entitled to exercise its Renewal Options under this Rider 1 if, at the time Tenant would otherwise be entitled to exercise its rights, (X) Tenant has subleased more than fifty percent (50%) of the aggregate of (i) the original Premises, plus (ii) any additional expansion space then subject to this Lease; unless (Y) Tenant does not meet the foregoing requirement solely because of a sublease to a single subtenant that occupies at least 100,000 square feet of rentable area in the Building (regardless whether or not other, smaller subleases also exist at such time). In clarification of the foregoing, if Tenant has a sublease to a single subtenant that occupies over 100,000 rentable square feet (a “Large Sublease”), then the calculation of whether Tenant has subleased more than fifty percent (50%) of the Premises shall be determined without regard to such Large Sublease.

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